UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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R. R. Donnelley & Sons Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2014 NOTICE OF MEETING AND PROXY STATEMENT

Notice of Annual Meeting of Stockholders

Thursday, May 22, 2014 9 a.m. Central time	The University of Chicago Gleacher Center 450 North Cityfront Plaza Drive Chicago, Illinois 60611	Record Date The close of business April 4, 2014

Items of Business

•	To elect the nominees identified in this proxy statement for a one-year term as directors
•	To approve, on an advisory basis, the Company’s executive compensation
•	To vote to ratify the appointment by the Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm
•	To conduct any other business if properly raised

You will find more information on the matters for voting in the proxy statement on the following pages. If you are a stockholder of record, you may vote by mail, by toll-free telephone number, by using the Internet or in person at the meeting.

Your vote is important! We strongly encourage you to exercise your right to vote as a stockholder. Please sign, date and return the enclosed proxy card or voting instruction card in the envelope provided, call the toll-free number or log on to the Internet — even if you plan to attend the meeting. You may revoke your proxy at any time before it is exercised.

You will find instructions on how to vote on page 11. Most stockholders vote by proxy and do not attend the meeting in person. However, as long as you were a stockholder at the close of business on April 4, 2014, you are invited to attend the meeting, or to send a representative. Please note that only persons with an admission ticket or evidence of stock ownership or who are guests of the Company will be admitted to the meeting.

By Order of the Board of Directors

Suzanne S. Bettman

Secretary

April 15, 2014

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 22, 2014.

This proxy statement and our annual report to stockholders are available on the Internet at www.rrdonnelley.com/proxymaterials. On this site, you will be able to access our 2014 proxy statement and our 2013 annual report on Form 10-K for the fiscal year ended December 31,2013, and all amendments or supplements to the foregoing material that are required to be furnished to stockholders.

R.R. DONNELLEY & SONS COMPANY    1

2014 NOTICE OF MEETING AND PROXY STATEMENT

2    R.R. DONNELLEY & SONS COMPANY

2014 NOTICE OF MEETING AND PROXY STATEMENT

Table of Contents (continued)

This proxy statement is issued by RR Donnelley in connection with the 2014 Annual Meeting of Stockholders scheduled for May 22, 2014. This proxy statement and accompanying proxy card are first being mailed to stockholders on or about April 15, 2014.

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2014 NOTICE OF MEETING AND PROXY STATEMENT

Proposals

1. Election of Directors

The following information about the business background of each person nominated by the Board has been furnished to the Company by the nominees for director. In the following descriptions, director service includes service as a director of the Company, Moore Wallace Incorporated, Moore Corporation Limited and Wallace Computer Services, Inc. Each director will serve until the next annual meeting of stockholders and until a successor is elected and qualified, or until such director’s earlier resignation, removal, or death. Pursuant to the Board’s Principles of Corporate Governance, Mr. Wolf and Mr. Chaden have reached the mandatory retirement age and are not standing for re-election to the Board. Effective immediately following the 2014 Annual Meeting, Mr. Pope will serve as chairman of the Board.

The names of the nominees, along with their present positions, their principal occupations, current directorships held with other public corporations, as well as directorships during the past five years, their ages and the year first elected as a director, are set forth below. Certain individual qualifications, experiences and skills of our directors that contribute to the Board’s effectiveness as a whole are also described below.

Thomas J. Quinlan III

Chief executive officer and president of the Company since April 2007; group president, Global Services of the Company from October 2006 to April 2007; chief financial officer of the Company from April 2006 to October 2007; executive vice president, operations of the Company from February 2004 to October 2006; various capacities at Moore Wallace (and its predecessor, Moore) that included: executive vice president-business integration from May 2003 to February 2004; executive vice president-office of the chief executive from January 2003 until May 2003; and executive vice president and treasurer from December 2000 until December 2002.

Qualifications: Mr. Quinlan’s day-to-day leadership as chief executive officer of the Company, as well as his many years of experience in the printing industry in both finance and operations, provides him with deep knowledge of the Company’s operations and industry and gives him unique insights into the Company’s challenges and opportunities.

Current Directorships: None

Former Directorships: None

Age: 51

Director since: 2007

Susan M. Cameron

Former president and chief executive officer of Reynolds American Inc. (RAI), a manufacturer of cigarettes and other tobacco products, January 2004 to February 2011; chairman of RAI January 2006 to October 2010; chairman of R. J. Reynolds Tobacco Company, a wholly owned operating subsidiary of RAI, referred to as RJR Tobacco, 2004 to 2010; chief executive officer of RJR Tobacco, July 2004 to December 2006; president and chief executive officer of Brown & Williamson Holdings Inc. (formerly known as Brown & Williamson Tobacco Corporation, and referred to here as B&W) from 2001 to 2004; director of B&W from 2000 to 2004 and chairman of the board of B&W from January 2003 to 2004; prior thereto, various positions with both B&W and its parent company British American Tobacco plc since 1981.

Qualifications: Ms. Cameron’s experience as chairman and chief executive officer of a public manufacturing company provides the Board with a perspective of a leader familiar with all facets of a global enterprise facing the same set of current external economic and governance issues. She is an audit committee financial expert based on her chief executive officer experience, including her experience supervising a principal financial officer.

Current Directorships:

Reynolds American Inc. (2014); Tupperware Brands Corporation

Former Directorships:

Reynolds American Inc. (2011-2013)

Age: 55

Director since: 2009

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2014 NOTICE OF MEETING AND PROXY STATEMENT

Proposals (continued)

Richard L. Crandall

Founder and Chairman, Enterprise Software Roundtable, a CEO roundtable for the software industry, since 1995; founding Managing Director of Arbor Partners, a high technology venture capital firm, since November 1997; Managing Partner of Alpine Capital Partners, LLC, a real estate developer, May 2005 to April 2011; Chairman, Novell, Inc., a provider of IT management software, from 2008 to 2011 and director from 2003 to 2011; Chairman of Giga Information Group, an information technology research and advisory firm, from July 2002 until February 2003, and director of and special advisor to Giga Information Group from its founding in April 1996 until February 2003; technology advisor to U.S. Chamber of Commerce, from 2003 to 2008; founder Comshare, Inc., a decision support software company, and served as CEO from April 1970 until April 1994 and Chairman from April 1994 until April 1997. Prior to 1997, Executive Chairman, Pelstar LLC, a medical equipment manufacturer, and director of several technology ventures: Activ8, Inc., an interactive television and digital wallet company; Virun, Inc., a nutraceutical and biotech firm; and Channelnet, a multichannel marketing software company.

Qualifications: Mr. Crandall’s experience as a director and advisor to several companies ranging from large to small and public to private in the information technology and technology fields, including as CEO of a software company, gives him valuable knowledge and perspective and allows him to bring a variety of viewpoints to Board deliberations. In addition, his background in the financial services industry also provides important financial and investment expertise and his information technology experience provides perspective on technology risks facing the Company.

Current Directorships:

Diebold, Inc.

Former Directorships:

Novell, Inc.; Platinum Energy Solutions; Claymore Dividend & Income Fund

Age: 70

Director since: 2012

Susan M. Gianinno

Chairman and chief executive officer of Publicis USA, an advertising agency network, since 2003; President, BCom3 Group Inc. (product of merger of D’Arcy Masius Benton & Bowles, Inc. and acquired by Publicis), an advertising agency, 2002; Chairman and President of D’Arcy Masius Benton & Bowles, Inc., an advertising agency, 1998 to 2002; prior thereto, various positions at J. Walter Thompson Company, BBDO Inc., Young & Rubicam, Inc. and DDB, advertising agencies, since 1973.

Qualifications: Ms. Gianinno’s experience as chief executive officer and president of various companies in the advertising industry gives the Board a different perspective regarding the ways in which new media, the internet and e-commerce have affected the advertising industry and the broader strategies of the Company’s customers.

Current Directorships: None

Former Directorships: None

Age: 64

Director since: 2013

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2014 NOTICE OF MEETING AND PROXY STATEMENT

Proposals (continued)

Judith H. Hamilton

Former president and chief executive officer of Classroom Connect Inc., a provider of materials integrating the Internet into the education process, January 1999 to 2002; former president and chief executive officer of FirstFloor Software, an Internet software publisher, April 1996 through July 1998; former chief executive officer of Dataquest, a market research firm for technology, 1992 to 1996.

Qualifications: Ms. Hamilton’s experience as chief executive officer of various software and technology companies helps the Board address the challenges faced due to rapid changes in communications strategies. Her involvement in early stage companies also brings to the Board entrepreneurial experience. She also has considerable corporate governance experience through years of service on the boards of other companies.

Current Directorships: None

Former Directorships:

Artistic Media Partners, Inc.; Classroom Connect Inc.; Evolve, Inc.; Ex’pression University for New Media; Giga Information Group; Lante Corp.; MarketTools, Inc.; Novell, Inc.; Software.com

Age: 69

Director since: 1995

Jeffrey M. Katz

Chief executive officer, Wize Commerce Inc., a global leader in online monetization and traffic acquisition technologies, since 2010; chairman, president and chief executive officer, LeapFrog Enterprises, Inc., a digital educational toys and games business, 2009 to 2010; president and chief executive officer, LeapFrog Enterprises, Inc., 2006 to 2009; Non-executive director positions, 2005 to 2006; founding chairman, president and chief executive officer, Orbitz, Inc., a global online travel company, 2000 to 2004; prior thereto, various positions at SwissAir Group, American Airlines, Inc. and Lawrence Livermore National Laboratory.

Qualifications: Mr. Katz’s experience as a chief executive officer and chairman of high performance digital organizations helps the Board further the Company’s evolution in its role as a global provider of integrated communications, provides valuable insight for the Company as to the issues and opportunities facing the Company and further provides experience in strategic planning and leadership of evolving organizations.

Current Directorships: None

Former Directorships: Northwest Airlines; LeapFrog Enterprises, Inc.; Orbitz, Inc.

Age: 58

Director since: 2013

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2014 NOTICE OF MEETING AND PROXY STATEMENT

Proposals (continued)

Richard K. Palmer

Chief Financial Officer, Senior Vice President and member of Group Executive Council, Fiat S.p.A, an international group that designs, produces and sells passenger cars and commercial vehicles, since 2011; Chief Financial Officer of Chrysler Group LLC, a vehicle manufacturer that is part of a global alliance with Fiat S.p.A, since 2009. Chief Financial Officer of Fiat Group Automobiles S.p.A., an automobile manufacturer owned by Fiat, 2006 to 2009; Chief Financial Officer of Iveco S.p.A., an industrial vehicle and bus manufacturing company owned by Fiat, 2005 to 2007; Chief Financial Officer, Comau S.p.A., a developer of automation systems and other robotic devices owned by Fiat, 2003 to 2005. Prior thereto, various positions at General Electric Company, United Technologies Corporation and Price Waterhouse since 1988.

Qualifications: Mr. Palmer’s experience as chief financial officer of both public and global companies, as well as his position as a member of the highest executive decision-making body of a large multinational company, brings financial, international and operational expertise. He is an audit committee financial expert based on his experience as chief financial officer of a public company and numerous other companies, as well as his experience as an auditor with a public accounting firm.

Current Directorships: None

Former Directorships: None

Age: 47

Director since: 2013

John C. Pope

Chairman of PFI Group, LLC, a private investment company; Chairman of Waste Management, Inc., a NYSE-listed waste collection and disposal firm, November 2004 to December 2011; Chairman of MotivePower Industries, Inc., a NYSE-listed manufacturer and remanufacturer of locomotives and locomotive components, December 1995 to November 1999; president, chief operating officer and a director of UAL Corporation and United Air Lines, May 1992 to July 1994 and prior thereto, various positions since 1988.

Qualifications: Mr. Pope’s experience as chairman and senior executive of various public companies provides financial, strategic and operational leadership experience. He is an audit committee financial expert based on his experience as chief financial officer of a public company as well as his experience as a member and chairman of other public company audit committees. He has considerable corporate governance experience through years of service on other public company boards in a variety of industries.

Current Directorships:

Con-way, Inc.; Kraft Foods Group, Inc.;

Waste Management, Inc.

Former Directorships:

Dollar Thrifty Automotive Group, Inc.;

Federal-Mogul Corporation; Navistar International Corporation;

Kraft Foods, Inc.

Age: 65

Director since: 1996

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2014 NOTICE OF MEETING AND PROXY STATEMENT

Proposals (continued)

Michael T. Riordan

Former chairman, president and chief executive officer of Paragon Trade Brands, Inc., a manufacturer of disposable diapers and other absorbent products, May 2000 to February 2002; former president and chief operating officer of Fort James Corporation, August 1997 to August 1998 and, prior thereto, chairman, president and chief executive officer of Fort Howard Corporation, manufacturers of disposable paper products.

Qualifications: Mr. Riordan’s experience as chairman and chief executive officer of manufacturing companies provides experience in operational and strategic leadership. He has considerable corporate governance experience through years of service on other public company boards.

Current Directorships:

Clearwater Paper Corporation; Hilex Poly Co. LLC

Former Directorships:

Potlatch Corporation; The Dial Corporation

Age: 63

Director since: 1999

Oliver R. Sockwell

Former president and chief executive officer of Construction Loan Insurance Corporation (Connie Lee) and its subsidiary, Connie Lee Insurance Company, financial guarantee insurance companies, 1987 to 1997. Previously executive vice president, finance at SLM Corporation (Sallie Mae). From 1998 to 2003, executive-in-residence at Columbia Business School (taught the executive leadership course).

Qualifications: Mr. Sockwell’s experience as president and chief executive officer of Connie Lee provides expertise in operational and strategic leadership as does his academic tenure at Columbia. He has considerable corporate governance experience through years of service on other public company boards.

Current Directorships: None

Former Directorships:

Liz Claiborne, Inc.;

Wilmington Trust Corporation

Age: 70

Director since: 1997

The Board recommends that stockholders vote for each of our nominees. Only directors that receive a majority of the votes cast “FOR” their election will be elected. In the event that an incumbent director is not reelected, the Company’s Principles of Corporate Governance require that director to promptly tender his or her resignation. The Board will accept this resignation unless it determines that the best interests of the Company and its stockholders would not be best served by doing so.

If any nominee does not stand for election, proxies voting for that nominee may be voted for a substitute nominee selected by the Board. The Board may also choose to reduce the number of directors to be elected at the meeting.

In 2013, the Board met 13 times. Each director of the Company during 2013 attended at least 75% of the total number of meetings of the Board and those committees of which the director was a member during the period he or she served as a director.

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2014 NOTICE OF MEETING AND PROXY STATEMENT

Proposals (continued)

2. Advisory Vote to Approve Executive Compensation

As required by Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), the Company is presenting a proposal that gives stockholders the opportunity to cast an advisory (non-binding) vote on our executive compensation for named executive officers by voting for or against it. At our 2011, 2012 and 2013 Annual Meetings, our stockholders voted to approve (on a non-binding basis) our executive compensation. In addition, at the 2011 Annual Meeting, stockholders were asked to vote on whether the Say-on-Pay vote should be held annually, every two years or every three years. Our stockholders indicated a preference for holding such a vote on an annual basis. Our Board determined, as a result of such vote on the frequency of the advisory (non-binding) vote to approve our executive compensation, that we will hold an advisory (non-binding) vote to approve our executive compensation every year.

The Company received a 69.58% vote in support of its executive compensation program in the 2013 Say-on-Pay advisory vote. During the course of 2013, the Company continued its practice of engaging with stockholders about various corporate governance topics including executive compensation. Meetings were held with institutional investors representing, at that time, over 30% of our outstanding shares, to, among other things, gather additional feedback on our compensation programs.

The feedback received and the results of the 2013 advisory vote, were taken into consideration by the Human Resources Committee in the review and administration of our program throughout the year and new features of our program for 2013-2014 were established in part based on the feedback received.

As disclosed in the Compensation Discussion and Analysis beginning on page 18, we believe the 2013 compensation decisions and the overall executive compensation program are tailored to our business strategies, align pay with performance, and are consistent with the priorities of our stockholders. The goals of the Company’s executive compensation program are:

•	Establish target compensation levels that are competitive within the industries and the markets in which we compete for executive talent;
•

Structure compensation so that our executives share in the Company’s short- and long-term successes and challenges by varying compensation from target levels based upon business and individual performance;

•	Link pay-to-performance by making a substantial percentage of total executive compensation variable, or “at risk,” through annual incentive compensation and the granting of long-term incentive awards;
•

Base a substantial portion of each named executive officers’ long-term incentive award on performance measures while maintaining a meaningful portion that vests over time and is therefore focused on the retention of our top talent; and

•	Align a significant portion of executive pay with stockholder interests through equity awards and stock ownership requirements.

Consistent with these goals and as disclosed in the Compensation Discussion and Analysis, the Human Resources Committee has developed and approved an executive compensation philosophy to provide a framework for the Company’s executive compensation program featuring the following policies and practices:

•

Base salary is the smallest component of the compensation package and is set for each executive based on his or her level of responsibility in the organization and individual skills, performance, experience and market data.

•	A short-term incentive program consisting of an annual cash bonus plan that rewards achievement of specific pre-set financial goals and individual performance targets.
•	A long-term incentive program that is predominantly equity based thereby ensuring alignment with stockholders.
•	Overall compensation levels targeted at the market median with a range of opportunity to reward strong performance and withhold rewards when objectives are not achieved.
•

Stock ownership requirements of five times base salary for the CEO, three times base salary for all other NEOs and one times base salary for all other executives covered by the guidelines to strengthen further the alignment of executives and stockholders (and the stock holdings for all of the executive officers currently exceed their respective guidelines).

•

Compensation targets and levels are reviewed against other industrial companies of similar or larger size, complexity and scope, since we are significantly larger than all of our direct competitors and our markets for talent are necessarily broader.

•	Minimal perquisites representing less than 0.5% of the total compensation package.
•	No option repricing or option grants below market, and no tax gross-ups on any benefits or perquisites.
•

The Company has adopted a policy that restricts the ability to enter into future severance arrangements with executive officers that provide for benefits in an amount that exceeds 2.99 times the executive officer’s then current base salary and target bonus, unless such future severance arrangement receives stockholder approval.

•

To strengthen further the Company’s pay-for-performance orientation, performance share units (“PSUs”) were granted in 2013 to the named executive officers and represent either 25% or 50% of the total long-term equity for such officers and the PSUs are tied to the Company’s performance over the next three years (2013-2015) based on cumulative free cash flow.

•	The Company targets total compensation at the 50th percentile of peer group compensation, but will increase or decrease amounts based on company and individual performance and market survey data.
•	The Company does not pay or accrue dividends on PSUs or restricted share units (“RSUs”).

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2014 NOTICE OF MEETING AND PROXY STATEMENT

Proposals (continued)

In addition, new features for our 2013-2014 program were put in place as a result, in part, of feedback from some of our stockholders, as described below:

•

PSUs granted to all named executive officers in 2013; for all named executive officers, the weighting on PSUs for 2014 will be set at 50% of the total long-term equity awards (previously 25% for certain executive officers)

•	RSUs were granted to a smaller, more targeted population and no stock options were granted in 2013 or 2014
•	The Company adopted a clawback policy covering all executive officers

Given the Company’s desire to provide a longer-term inducement to its named executive officers, all named executive officers, other than the CEO, received a cash retention award in 2013 which cliff vests in 2017 and in 2014 which vests over 3 years.

This proposal gives our stockholders the opportunity to express their views on the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. For the reasons discussed above, we are asking our stockholders to indicate their support for our named executive officer compensation by voting FOR the following resolution at the 2014 Annual Meeting:

“RESOLVED: that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2013 Summary Compensation Table and the other related tables and disclosures in this proxy statement.”

The Say-on-Pay vote is an advisory vote only, and therefore it will not bind the Company or our Board of Directors. However, the Board of Directors and the Human Resources Committee will consider the voting results as appropriate when making future decisions regarding executive compensation.

The affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy at the 2014 Annual Meeting and entitled to vote on the advisory resolution on executive compensation is required to approve the proposal.

The Board of Directors recommends that the stockholders vote FOR the approval of the advisory resolution relating to the compensation of our named executive officers as disclosed in this proxy statement.

3. Ratification of Independent Registered Public Accounting Firm

Proposal 3 is the ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as the independent registered public accounting firm to audit the financial statements of the Company for fiscal year 2014. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. The Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests. Representatives of Deloitte & Touche LLP will be present at the meeting. They will be available to respond to your questions and may make a statement if they desire.

The affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy at the 2014 Annual Meeting and entitled to vote on the ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for 2014 is required to approve the proposal.

The Board of Directors and the Audit Committee recommend that the stockholders vote FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2014.

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2014 NOTICE OF MEETING AND PROXY STATEMENT

Questions and Answers

About How to Vote Your Proxy

Below are instructions on how to vote, as well as information on your rights as a stockholder as they relate to voting. Some of the instructions vary depending on how your stock is held. It’s important to follow the instructions that apply to your situation.

Q.	Who can vote?

A.	You are entitled to one vote on each proposal for each share of the Company’s common stock that you own as of the close of business the record date, April 4, 2014.

Q.	What is the difference between holding shares as a “shareholder of record” and a “street name” holder?

A.	If your shares are registered directly in your name through Computershare, the Company’s transfer agent, you are considered a “shareholder of record.” If your shares are held in a brokerage account or bank, you are considered a “street name” holder.

Q.	How do I vote if shares are registered in my name (as shareholder of record) or I hold Company Stock Fund or TRASOP units as a participant in the RR Donnelley Savings Plan?

A.	By Mail: Sign, date and return the enclosed proxy card in the postage paid envelope provided. Your voting instructions must be received by May 21, 2014, except for shares you vote as a participant in the RR Donnelley Savings Plan, which must be received by the date set forth below.

By Telephone or Internet: Call the toll-free number listed on your proxy card, log on to the website listed on your proxy card or scan the QR code on your proxy card and follow the simple instructions provided.

The telephone and Internet voting procedures are designed to allow you to vote your shares and to confirm that your instructions have been properly recorded consistent with applicable law. Please see your proxy card for specific instructions. Stockholders who wish to vote over the Internet should be aware that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, and that there may be some risk a stockholder’s vote might not be properly recorded or counted because of an unanticipated electronic malfunction.

Voting by telephone and the Internet will be closed at 1:00 a.m. Chicago time on the date of the 2014 Annual Meeting, except for shares you vote as a participant in the RR Donnelley Savings Plan, which must be received by the date set forth below.

If you are a participant in the RR Donnelley Savings Plan, and you hold units in the RR Donnelley Stock Fund or the TRASOP Fund as of the record date, you have the right to direct The Northern Trust as the trustee of the RR Donnelley Savings Plan Trust (the “Trust”) to vote the shares of common stock of the Company represented by those units. Your exercise of this voting right is subject to confidentiality procedures which do not allow your vote to be disclosed to the Company, its affiliates or their employees. If you do not vote these shares, the trustee will vote them, and any unallocated shares held in the Trust, to the extent permitted by law, in the same proportion as those shares in the Trust for which the trustee receives timely voting instructions.

To allow sufficient time for tabulating the vote of these shares, your proxy voting instructions must be received by 1 a.m. Chicago time on May 20, 2014, or they will be treated as not being voted by you.

If you are a participant in the RR Donnelley Savings Plan, any proxy you submit, vote by telephone or over the Internet will be counted as representing those shares in the plan as well as any other shares you may own, as long as the shares are all registered in the same name.

Q.	How do I vote if my shares are held in “street name?”

A.	You should give instructions to your broker on how to vote your shares. If you do not provide voting instructions to your broker, your broker has discretion to vote those shares on matters that are routine. However, a broker cannot vote shares on non-routine matters without your instructions. This is referred to as a “broker non-vote.”

The proposal on Say-on-Pay and the election of directors are considered non-routine matters. Accordingly, your broker will not have the discretion to vote shares as to which you have not provided voting instructions with respect to either of these matters. Ratification of the appointment of the independent registered public accounting firm is considered a routine matter, so there will not be any broker non-votes with respect to that proposal.

Q.	Can I vote my shares in person at the Annual Meeting?

A.	If you plan to attend the meeting and vote in person your instructions depend on how your shares are held:

•

Shares registered in your name — check the appropriate box on the enclosed proxy card and bring either the admission ticket attached to the proxy card or evidence of your stock ownership with you to the meeting.

•

Shares registered in the name of your broker or other nominee — ask your broker to provide you with a broker’s proxy card in your name (which will allow you to vote your shares in person at the meeting) and bring evidence of your stock ownership from your broker with you to the meeting.

Remember that attendance at the meeting will be limited to stockholders as of the record date with an admission ticket or evidence of their share ownership and guests of the Company.

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2014 NOTICE OF MEETING AND PROXY STATEMENT

Questions and Answers About How to Vote Your Proxy (continued)

Q.	Can I revoke my proxy or change my vote after I have voted?

A.	If your shares are registered in your name, you may revoke your proxy at any time before it is exercised. There are several ways you can do this:

•	By delivering a written notice of revocation to the Secretary of the Company;
•	By executing and delivering another proxy that bears a later date;
•	By voting by telephone at a later time;
•	By voting over the Internet at a later time; or
•	By voting in person at the meeting.

If your shares are held in street name, you must contact your broker to revoke your proxy.

Q.	How are votes counted?

A.	In tallying the results of the voting, the Company will count all properly executed and unrevoked proxies that have been received in time for the 2014 Annual Meeting. To hold a meeting of stockholders, a quorum of the shares (which is a majority of the shares outstanding and entitled to vote) is required to be represented either in person or by proxy at the meeting. Abstentions and broker non-votes are counted in determining whether a quorum is present for the meeting.

Q.	What are my options when voting for directors?

A.	When voting to elect directors, you have three options:

•	Vote FOR a nominee;
•	Vote AGAINST a nominee; or
•	ABSTAIN from voting on a nominee.

In the election of directors, each nominee will be elected by the vote of the majority of votes cast. A majority of votes cast means that the number of votes cast “FOR” a nominee’s election must exceed the number of shares voted “AGAINST” such nominee. Each nominee receiving a majority of votes cast “FOR” his or her election will be elected. If you elect to “ABSTAIN” with respect to a nominee for director, the abstention will not impact the election of such nominee.

Election of directors is considered a non-routine matter. Accordingly, broker non-votes will not count as a vote “FOR” or “AGAINST” a nominee’s election and will not impact the election of such nominee. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted.

Q.	What are my options when voting on any other proposals?

A.	When voting on any other proposal, you have three options:

•	Vote FOR a given proposal;
•	Vote AGAINST a given proposal; or
•	ABSTAIN from voting on a given proposal.

Each of these matters requires the affirmative vote of a majority of the shares present at the meeting and entitled to vote on the proposal. If you indicate on your proxy card that you wish to “ABSTAIN” from voting on a proposal, your shares will not be voted on that proposal. Abstentions are not counted in determining the number of shares voted “FOR” or “AGAINST” any proposal, but will be counted as present and entitled to vote on the proposal. Accordingly, an abstention will have the effect of a vote against the proposal.

Broker non-votes are not counted in determining the number of shares voted for or against any proposal and will not be counted as present and entitled to vote on any proposal.

Q.	How will my shares be voted if I sign and return my proxy card with no votes marked?

A.	If you sign and return your proxy card with no votes marked, your shares will be voted as follows:

•	FOR the election of all nominees for director identified in this proxy statement;
•	FOR the proposal on advisory vote on executive compensation; and
•	FOR the ratification of the Company’s independent registered public accounting firm.

Q.	How are proxies solicited and what is the cost?

A.	The Company actively solicits proxy participation. In addition to this notice by mail, the Company encourages banks, brokers and other custodian nominees and fiduciaries to supply proxy materials to stockholders, and reimburses them for their expenses. However, the Company does not reimburse its own employees for soliciting proxies. The Company has hired Morrow & Co., LLC, 470 West Ave., Stamford, CT 06902, to help solicit proxies, and has agreed to pay it $7,500 plus out-of-pocket expenses for this service. All costs of this solicitation will be borne by the Company.

Q.	How many shares of stock were outstanding on the record date?

A.	As of the record date, there were 199,612,399 shares of common stock outstanding. This does not include 59,381,541 shares held in the Company’s treasury. Each outstanding share is entitled to one vote on each proposal.

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Company Information

The Board’s Committees and Their Functions

The Board has three standing committees. The members of those committees and the committees’ responsibilities are described below. Each committee operates under a written charter that is reviewed annually and is posted on the Company’s web site at the following address: www.rrdonnelley.com. A print copy of each charter is available upon request.

Audit Committee — assists the Board in its oversight of (1) the integrity of the Company’s financial statements and the Company’s accounting and financial reporting processes and financial statement audits, (2) the qualifications and independence of the Company’s independent registered public accounting firm, and (3) the performance of the Company’s internal auditing department and the independent registered public accounting firm.

The committee selects, compensates, evaluates and, when appropriate, replaces the Company’s independent registered public accounting firm. Pursuant to its charter, the Audit Committee is authorized to obtain advice and assistance from internal or external legal, accounting or other advisors and to retain third-party consultants, and has the authority to engage independent auditors for special audits, reviews and other procedures.

As required by its charter, each member of the Audit Committee is independent of the Company, as such term is defined for purposes of the Nasdaq Stock Market listing rules and the federal securities laws. The Board has determined that each of John C. Pope, chairman of the Audit Committee during 2013, Susan M. Cameron, Lee A. Chaden and Richard K. Palmer is an “audit committee financial expert” as such term is defined under the federal securities laws and the Nasdaq Stock Market listing rules. Mr. Palmer will serve as Chairman of the Audit Committee effective immediately following the 2014 Annual Meeting.

The members of the Audit Committee are Ms. Cameron and Messrs. Chaden, Palmer and Pope (chair). The committee met 10 times in 2013.

Governance, Responsibility & Technology Committee — (1) makes recommendations to the Board regarding nominees for election to the Board and recommends policies governing matters affecting the board, (2) develops and implements governance principles for the Company and the Board, (3) conducts the regular review of the performance of the Board, its committees and its members, (4) oversees the Company’s responsibilities to its employees and to the environment, (5) reviews the Company’s technology initiatives and (6) recommends director compensation to the Board.

As required by its charter, each member of the Governance, Responsibility & Technology Committee is independent of the Company, as such term is defined for purposes of the Nasdaq Stock Market listing rules and the federal securities laws.

Pursuant to its charter, the Governance, Responsibility & Technology Committee is authorized to obtain advice and assistance from outside advisors and to retain third-party consultants and has the sole authority to approve the terms and conditions under which it engages director search firms.

The members of the Governance, Responsibility & Technology Committee are Ms. Hamilton (chair) and Messrs. Crandall and Sockwell. The committee met 7 times in 2013.

Human Resources Committee — (1) establishes the Company’s overall compensation strategy, (2) establishes the compensation of the Company’s chief executive officer, other senior officers and key management employees and (3) adopts amendments to, and approves terminations of, the Company’s employee benefit plans.

As required by its charter, each member of the Human Resources Committee is independent of the Company, as such term is defined for purposes of the Nasdaq Stock Market listing rules and the federal securities laws. In addition, in accordance with Nasdaq Stock Market listing rules, the Board considered all factors specifically relevant to determining whether a director has a relationship to the Company which is material to that director’s ability to be independent from management in connection with the duties of a Human Resources Committee member to affirmatively determine each member of the Human Resources Committee is independent.

Pursuant to its charter, the Human Resources Committee is authorized to obtain advice and assistance from internal or external legal or other advisors and has the sole authority to engage counsel, experts or consultants in matters related to the compensation of the chief executive officer and other executive officers of the Company (with sole authority to approve any such firm’s fees and other retention terms). Pursuant to its charter, prior to selecting or receiving any advice from any committee advise (other than in-house legal counsel) and on an annual basis thereafter, the Human Resources Committee must assess the independence of such committee advisers in compliance with any applicable Nasdaq Stock Market listing rules and the federal securities laws. The Human Resources Committee must also review and approve, in advance, any engagement of any compensation consultant by the Company for any services other than providing advice to the Committee regarding executive officer compensation. The Human Resources Committee has engaged Mercer Human Resources Consulting (“Mercer”) as its executive compensation consultant to provide objective analysis, advice and recommendations in connection with the Human Resources Committee’s decision-making process. While Mercer provides additional services to the Company, these services have been approved by the Human Resources Committee and the Human Resources Committee has determined that the limited nature and type of these services do not give rise to any conflict of interest.

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2014 NOTICE OF MEETING AND PROXY STATEMENT

Company Information (continued)

Management, including the Company’s executive officers, develops preliminary recommendations regarding compensation matters with respect to the executive officers other than the chief executive officer for Committee review. The Human Resources Committee then reviews management’s preliminary recommendations and makes final compensation decisions.

The Human Resources Committee, with the assistance of Mercer, has reviewed and evaluated the Company’s executive and employee compensation practices and has concluded, based on this review, that any risks associated with such practices are not likely to have a material adverse effect on the Company. This determination took into account the balance of cash and equity payouts, the balance of annual and long-term incentives, avoidance of uncapped rewards, multi-year vesting for equity awards and use of stock ownership requirements for senior management. See Compensation Discussion and Analysis beginning on page 18 of this proxy statement for further information regarding executive compensation decisions.

The members of the Human Resources Committee are Mses. Cameron and Gianinno and Mr. Riordan (chair). The committee met 7 times in 2013.

Policy on Attendance at Stockholder Meetings

Directors are expected to attend in person regularly scheduled meetings of stockholders, except when circumstances prevent such attendance. When such circumstances exist and in the judgment of the Chairman it is deemed critical that all directors participate, or in the case of special stockholder meetings, directors may participate by telephone or other electronic means and will be deemed present at such meetings if they can both hear and be heard. All current members of the Board who were members at the time attended the Company’s 2013 Annual Meeting in person.

Corporate Governance

Governance Highlights

The Company has a practice of engaging in dialogue with our major stockholders about various corporate governance topics. Insights we have gained from these discussions over the years have been helpful to the Board and its committees as they consider and adopt policies and other governance initiatives. In recent years the Company has undertaken a number of governance initiatives including:

•	Expiration of the shareholders rights plan (poison pill)
•	Elimination of classified board
•	Adoption of majority voting
•	Elimination of super majority voting
•	Amendment of bylaws to allow 10% or greater stockholders to call a special meeting
•	Adoption of a policy regarding the independence of compensation consultants (which is now a part of the Human Resources Committee charter)
•	Adoption of a severance policy (further described on page 25 of this proxy statement)
•	Adoption of a clawback policy
•	Term limits for Board and Committee Chairmen (further description on page 15 of this proxy statement)
•	Adoption of Political Activities Disclosure Policy
•	Split leadership — Non-executive Chairman and Chief Executive Officer
•	All independent directors except for the CEO
•	Director retirement age of 72
•	Board compensation heavily weighted toward equity

As described in Compensation Discussion and Analysis beginning on page 18 of this proxy statement, during 2013 the Company continued its practice of engaging with stockholders about various corporate governance topics, including executive compensation, and new features of our executive compensation program for 2013-2014 were established in part based on the feedback received.

Principles of Corporate Governance

The Board has adopted a set of Principles of Corporate Governance to provide guidelines for the Company and the Board to ensure effective corporate governance. The Principles of Corporate Governance cover topics including, but not limited to, director qualification standards, Board and committee composition, director access to management and independent advisors, director orientation and continuing education, director retirement age, succession planning and the annual evaluations of the Board and its committees.

The Governance, Responsibility & Technology Committee is responsible for overseeing and reviewing the Principles of Corporate Governance and recommending to the Board any changes to those principles. The full text of the Principles of Corporate Governance is available through the Corporate Governance link on the Investors page of the Company’s web site at the following address: www.rrdonnelley.com and a print copy is available upon request.

Code of Ethics

The Company maintains a Principles of Ethical Business Conduct and the policies referred to therein which are applicable to all directors and employees of the Company. In addition, the Company has adopted a Code of Ethics that applies to the chief executive officer and senior financial officers. The Principles of Ethical Business Conduct and the Code of Ethics cover all areas of professional conduct, including, but not limited to, conflicts of interest, disclosure obligations, insider trading and confidential information, as well as compliance with all laws, rules and regulations applicable to our business. The Company encourages all employees, officers and directors to promptly report any violations of any of the Company’s policies. In the event that an amendment to, or a waiver from, a provision of the Code of Ethics is necessary, the Company intends to post such information on its web site. The full text of each of the Principles of Ethical Business Conduct and our Code of Ethics is available through the Corpo-

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Company Information (continued)

rate Governance link on the Investors page of the Company’s web site at the following address: www.rrdonnelley.com and a print copy is available upon request.

Independence of Directors

The Company’s Principles of Corporate Governance provide that the Board must be composed of a majority of independent directors. No director qualifies as independent unless the Board affirmatively determines that the director has no relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that Messrs. Chaden, Crandall, Katz, Palmer, Pope, Riordan, Sockwell and Wolf and Mses. Cameron, Hamilton and Gianinno are independent in accordance with Nasdaq Stock Market requirements. The Board took into account all relevant facts and circumstances in making this determination.

Executive Sessions

The Company’s independent directors meet regularly in executive sessions without management. Executive sessions are led by the chairman of the Board. An executive session is held in conjunction with each regularly scheduled Board meeting. Each committee of the Board also meets in executive session without management in conjunction with each regularly scheduled committee meeting.

Board Leadership

The Board has determined that having an independent director serve as chairman of the Board is in the best interest of stockholders at this time. The structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board. No single leadership model is right for all companies and at all times, however, the Board conducts an annual evaluation in order to determine whether it and its committees are functioning effectively and recognizes that, depending on the circumstances, other leadership models might be appropriate. Accordingly, the Board periodically reviews its leadership structure. The Board’s Principles of Corporate Governance provide that, generally, no director may serve as chairman of the Board or any committee for more than three years, provided that the Governance, Responsibility & Technology Committee may recommend to the Board, and the Board may approve, a single extension of the term of a chairman of the Board or any committee for an additional three years once the chairman’s initial three-year term has ended and the Governance, Responsibility & Technology Committee may recommend to the Board, and the Board may approve, extending the term of the chairman of the Board or any committee beyond six years if it deems such an extension to be in the best interest of the stockholders and the Company. In addition, service as a chairman of the Board or any committee prior to the 2014 Annual Meeting shall not be considered for purposes of this limitation.

Board’s Role in Risk Oversight

The Board is actively involved in oversight of risks inherent in the operation of the Company’s businesses and the implementation of its strategic plan. The Board performs this oversight role by using several different levels of review. In connection with its reviews of the operations of the Company’s business units and corporate functions, the Board addresses the primary risks associated with those units and functions. In addition, the Board reviews the key risks associated with the Company’s strategic plan annually and periodically throughout the year as part of its consideration of the strategic direction of the Company as well as reviewing the output of the Company’s risk management process each year.

The Board has delegated to the Audit Committee oversight of the Company’s risk management process. Among its duties, the Audit Committee reviews with management (a) Company policies with respect to risk assessment and management of risks that may be material to the Company, (b) the Company’s system of disclosure controls and system of internal controls over financial reporting, and (c) the Company’s compliance with legal and regulatory requirements.

Each of the other Board committees also oversees the management of Company risks that fall within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors, and each committee reports back to the full Board. The Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process, other financial matters, certain compliance issues and accounting and legal matters. The Audit Committee, along with the Governance, Responsibility & Technology Committee, is also responsible for reviewing certain major legislative and regulatory developments that could materially impact the Company’s contingent liabilities and risks. The Governance, Responsibility & Technology Committee also oversees risks related to the Company’s governance structure and processes, related person transactions, certain compliance issues and Board and committee structure to ensure appropriate oversight of risk. The Human Resources Committee considers risks related to the attraction and retention of key management and employees and risks relating to the design of compensation programs and arrangements, as well as developmental and succession planning for possible successors to the position of chief executive officer and planning for other key senior management positions.

Nomination of Directors

It is the policy of the Governance, Responsibility & Technology Committee to consider candidates for director recommended by stockholders. In order to recommend a candidate, stockholders must submit the individual’s name and qualifications in writing to the committee (in care of the Secretary at the Company’s principal executive offices at 111 South Wacker Drive, Chicago, Illinois 60606) and otherwise in accordance with the procedures outlined under Submitting Stockholder Proposals and Nominations for 2015 Annual Meeting on page 46 of this proxy statement. The committee evaluates candidates recommended for director by stockholders in the same way that it evaluates any other candidate.

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2014 NOTICE OF MEETING AND PROXY STATEMENT

Company Information (continued)

The committee also considers candidates recommended by management and members of the Board as well as nominees recommended by stockholders.

In identifying and evaluating nominees for director, the committee takes into account the applicable requirements for directors under the Securities Exchange Act of 1934, as amended, and the listing rules of the Nasdaq Stock Market. In addition, the committee considers other criteria as it deems appropriate and which may vary over time depending on the Board’s needs, including certain core competencies and other criteria such as the personal and professional qualities, experience and education of the nominees, as well as the mix of skills and experience on the Board prior to and after the addition of the nominees. Although not part of any formal policy, the goal of the committee is a balanced and diverse Board, with members whose skills, viewpoint, background and experience complement each other and, together, contribute to the Board’s effectiveness as a whole.

The Governance, Responsibility & Technology Committee from time to time has engaged third-party search firms to identify candidates for director, and has used search firms to do preliminary interviews and background and reference reviews of prospective candidates. Ms. Gianinno and Mr. Katz were identified as candidates for director by one such third-party search firm. The search firm also assisted with the interview process and the Governance, Responsibility & Technology Committee thereafter recommended Ms. Gianinno and Mr. Katz to the Board as nominees.

Communications with the Board of Directors

The Board has established procedures for stockholders and other interested parties to communicate with the Board. A stockholder or other interested party may contact the Board by writing to the chairman of the Governance, Responsibility & Technology Committee or the other non-management members of the Board to their attention at the Company’s principal executive offices at 111 South Wacker Drive, Chicago, Illinois 60606. Any stockholder must include the number of shares of the Company’s common stock he or she holds and any interested party must detail his or her relationship with the Company in any communication to the Board. Communications received in writing are distributed to the chairman of the Governance, Responsibility & Technology Committee or non-management directors of the Board as a group, as appropriate, unless such communications are considered, in the reasonable judgment of the Company’s Secretary, improper for submission to the intended recipient(s). Examples of communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company or the Company’s business or communications that relate to improper or irrelevant topics.

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Stock Ownership

The table below lists the beneficial ownership of common stock as of April 4, 2014 by all directors and nominees, each of the persons named in the tables under Executive Compensation below, and the directors and executive officers as a group. The table also lists all institutions and individuals known to hold more than 5% of the Company’s common stock, which information has been obtained from filings pursuant to Sections 13(d) and (g) of the Securities Exchange Act of 1934. The percentages shown are based on outstanding shares of common stock as of April 4, 2014.

Beneficial Stock Ownership of Directors, Executives and Large Stockholders

Name	Shares(1)		Restricted Share Units(2)	Stock Options Exercisable on or Prior to 6/3/14	Total Shares(3)	Total Shares (including Director Restricted Share Units)	% of Total Outstanding
Thomas J. Quinlan	835,171	(4)	0	2,251,000	3,086,171	3,086,171	1.5
Susan M. Cameron	42,776		38,515	0	42,776	81,291	*
Lee A. Chaden	42,229		38,515	0	42,229	80,744	*
Richard L. Crandall	3,437		40,836	0	3,437	44,273	*
Susan M. Gianinno	0		12,788	0	0	12,788	*
Judith H. Hamilton	58,917		59,101	0	58,917	118,018	*
Jeffrey M. Katz	0		12,788	0	0	12,788	*
Richard K. Palmer	2,488		25,359	0	2,488	27,847	*
John C. Pope	72,634	(5)	60,640	0	72,634	133,274	*
Michael T. Riordan	24,103	(6)	107,226	0	24,103	131,329	*
Oliver R. Sockwell	16,329		91,263	0	16,329	107,592	*
Stephen M. Wolf	32,873		178,503	0	32,873	211,376	*

Suzanne S. Bettman	102,181	(7)	0	25,000	127,181	127,181	*
Andrew B. Coxhead	41,491		0	0	41,491	41,491	*
Daniel L. Knotts	87,578		0	329,500	417,078	417,078	*
Daniel N. Leib	53,485	(8)	0	0	53,485	53,485	*
All directors and executive officers as a group							2.0

Blackrock, Inc. and certain subsidiaries	17,084,619	(9)	0	0	17,084,619		8.4
Capital World Investors	13,345,400	(10)	0	0	13,345,400		6.6
The Vanguard Group, Inc.	12,890,497	(11)	0	0	12,890,497		6.4

*	Less than one percent.
1	Does not reflect phantom stock payable in cash that outside directors may have elected to receive in lieu of deferred fees.
2	Includes all outside director restricted share units as such restricted share units are payable in shares of common stock or cash, as determined by the Company, upon termination from the Board of Directors. Includes only those executive officer restricted share units that will vest on or prior to June 3, 2014.
3	Does not include outside director restricted share units because ownership of the units does not confer any right to ownership of the underlying shares.
4	Includes 828,011 shares owned directly and 7,160 shares held in Mr. Quinlan’s 401(k) Plan account.
5	Includes 22,322 shares held in trust for Mr. Pope pursuant to a deferred compensation plan.
6	Includes 8,472 shares held in trust for Mr. Riordan pursuant to a deferred compensation plan.
7	Includes 101,834 shares owned directly and 347 shares held in Ms. Bettman’s 401(k) Plan account.
8	Includes 52,093 shares owned directly and 1,392 shares held in Mr. Leib’s 401(k) Plan account.
9	Blackrock, Inc. is an investment advisor with a principal business office at 40 East 52nd Street, New York, New York 10022. This amount reflects the total shares held by Blackrock clients. Blackrock has sole investment authority over all shares, sole voting authority over 16,292,961 shares and no voting authority over 791,658 shares.
10	Capital World Investors is an investment advisor with a principal business office at 333 South Hope Street, Los Angeles, California 90071. This amount reflects the total shares held by Capital World clients. Capital World has sole investment authority over all shares and sole voting authority over all shares. Capital World is a division of Capital Research and Management Company.
11	The Vanguard Group, Inc. is an investment advisor with a principal business office at 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. This amount reflects the total shares held by Vanguard clients. Vanguard has sole investment authority over 12,790,488 shares and shared investment authority over 100,009 shares, sole voting authority over 112,209 shares and no voting authority over 12,778,288 shares.

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2014 NOTICE OF MEETING AND PROXY STATEMENT

Compensation Discussion & Analysis

Program Summary and 2013 Operating Highlights

The executive compensation program at RR Donnelley is designed to strike an appropriate balance between rewarding our executives for strong performance, ensuring long-term Company success, furthering stockholder interests and encouraging our executive talent to remain with the Company. Key features of the program include:

Pay-For-Performance

•

Base Salary – Smallest component of the compensation package; set for each executive based on level of responsibility in the organization, individual skills, performance, experience and market and peer group data

•

Short-Term Incentive Program – Annual cash bonus plan; designated as the Management by Objective Plan (“MBO Plan”) that rewards achievement of specific pre-set financial goals and individual performance targets

•	Long-Term Incentive Program – Predominantly equity based program thereby ensuring alignment with stockholders
•	Overall compensation levels targeted at market and peer group medians, with a range of opportunity to reward strong performance and withhold rewards when objectives are not achieved
•

Stock ownership requirements for executives to strengthen further the alignment of executive and stockholder interests; the stock holdings for all of our executive officers currently exceed their respective guidelines

Compensation Components

•	Package Breakout: Listed below is the proportionate compensation package breakout at target for the following:

—	Mr. Quinlan, the Chief Executive Officer (“CEO”)
—	Mr. Knotts, the Chief Operating Officer (“COO”)
—	Ms. Bettman, Mr. Coxhead and Mr. Leib, the “Other NEOs”

	CEO	COO	Other NEOs (average)
Base Salary	12%	17%	24%
Short-Term Incentive Compensation	17%	26%	31%
Long-Term Incentive Compensation	71%	57%	45%

•

Short-term Incentive Program: Requires the achievement of a meaningful financial threshold (non-GAAP adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) in 2013) before any incentives are paid

•

Long-term Incentive Program: Consists of Restricted Share Units (“RSUs”), cash retention grants and Performance Share Units (“PSUs”) which require the achievement of a challenging financial threshold (Cumulative Free Cash Flow for 2013-2015) before any shares are earned

•	Other Components: Minimal perquisites representing less than 0.5% of the total compensation package

Good Compensation Practices

Ongoing

•

The Company has adopted a policy that restricts the ability to enter into future severance arrangements with executive officers that provide for benefits in an amount that exceeds 2.99 times the executive officer’s then current base salary and target bonus, unless such future severance arrangement receives stockholder approval

•

To strengthen further the Company’s pay for performance orientation, PSUs were again granted in 2013 and represent either 25% or 50% of the total long-term equity awards for our CEO, COO and Other NEOs (together the “NEOs”); for 2013-2015, the PSUs were tied to Company performance over the three-year period based on Cumulative Free Cash Flow

•	The Company’s equity plans do not permit option repricing or option grants below fair market value and we do not provide tax gross-ups on any benefits or perquisites
•

Company policy prohibits employees, directors and certain of their family members from pledging, short sales, trading in publicly traded options, puts or calls, hedging or similar transactions with respect to Company stock

•

The Company targets total compensation at the 50th percentile of peer group compensation, but will increase or decrease amounts based on Company performance, individual performance and market survey data. The Company does not pay or accrue dividends on PSUs or RSUs

New for 2013-14

These new features were the result, in part, of feedback from some of our stockholders, as described below

•

PSUs granted to all NEOs in 2013 (see 2013 LTI Award Mix Table on page 23); for all NEOs, the weighting on PSUs for 2014 will be set at 50% of the total long-term equity awards (previously 25% for certain NEOs)

•	RSUs were granted to a smaller, more targeted population; no stock options were granted in 2013 or 2014
•	In 2014, the Company adopted a clawback policy covering all executive officers

Given the Company’s desire to provide a longer-term inducement to its NEOs, all NEOs, other than the CEO, received a long term incentive cash award in 2013, which cliff vests in 2017, and an award in 2014, which vest over 3 years.

Operating Highlights

Despite a challenging economic and operating environment in 2013, RR Donnelley produced strong results for its stockholders:

•	Stock price appreciation of 126%

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2014 NOTICE OF MEETING AND PROXY STATEMENT

Compensation Discussion & Analysis (continued)

•	Total stockholder return of 144% (accounts for both stock price appreciation and the impact of dividends reinvested in the business)
•	Revenue growth of 2.5% and organic growth of 0.6%; represents the strongest performance the Company has experienced since 2011 (with the acquisition of Bowne) and 2010, respectively
•	EBITDA of $1.155 billion
•	Free Cash Flow of $478 million

Short Term Incentive Program Results

The Human Resources Committee (“HR Committee”), in reviewing projected 2013 results and the significantly challenging EBITDA goal set by the HR Committee at the beginning of the year, made the determination that operating performance and return to stockholders merited a payout to MBO Plan participants greater than what would have been awarded under that plan. As a result, and consistent with our pay for performance philosophy, the HR Committee created a discretionary pool for all employees eligible to participate in the MBO Plan, including NEOs. Overall, total incentive compensation payouts (MBO bonus plus discretionary bonus) were at approximately 50% of target levels. See Short-Term Incentive Program on page 22.

Stockholder Outreach

During the course of 2013, the Company continued its practice of engaging with stockholders about various corporate governance topics including executive compensation. Meetings were held with institutional investors holding a significant number of shares, to, among other things, gather additional feedback on our compensation programs.

The Company received a 69.58% vote in support of its executive compensation program in the 2013 Say-on-Pay advisory vote (the “Advisory Vote”). The feedback received from investors and the results of the Advisory Vote were taken into consideration by the HR Committee in the review and administration of our program throughout the year. The new features of our program for 2013-2014 were established in part based on the feedback received, and the Advisory Vote.

We believe the 2013 compensation decisions and the overall executive compensation program are tailored to our business strategies, align pay with performance, and are consistent with the priorities of our stockholders. We will continue our discussions with our stockholders regarding our executive compensation program.

Overview

RR Donnelley helps organizations communicate more effectively by working to create, manage, produce, distribute and process content on behalf of our customers. As the leader in our industry, the following are key considerations for our executive compensation strategy:

•

RR Donnelley operates on a global scale which is more extensive and complex than any other company in our industry. We will continue to strive to gain scale and to add new capabilities and technologies in the coming years, further distancing the Company from the rest of the industry.

•

Achieving these goals requires a highly talented and motivated executive team. Also, given our prominence in the industry, many of our executives are potential candidates for senior leadership roles at other companies both in and outside our industry.

•

Compensation targets and levels are reviewed against other industrial companies of generally similar or larger size, complexity and scope, since we are significantly larger than all of our direct competitors and our markets for talent are necessarily broader.

Guiding Principles

RR Donnelley’s executive compensation programs have been designed to provide a total compensation package that will enable the Company to attract, retain and motivate executives who are capable of discharging responsibilities in a Company larger than its present size, thus ensuring leadership continuity for the Company.

In designing our executive compensation program, we are guided by five principles:

•	Establish target compensation levels that are competitive within the industries and the markets in which we compete for executive talent;
•

Structure compensation so that our executives share in RR Donnelley’s short-and long-term successes and challenges by varying compensation from target levels based upon business and individual performance;

•	Link pay to performance by making a substantial percentage of total executive compensation variable, or “at risk,” through annual incentive compensation and the granting of long-term incentive awards;
•

Base a substantial portion of each NEOs’ long-term incentive award on performance measures while maintaining a meaningful portion that vests over time and is therefore focused on the retention of our top talent; and

•	Align a significant portion of executive pay with stockholder interests through equity awards and stock ownership requirements.

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Compensation Discussion & Analysis (continued)

The Compensation Program

The key components of our compensation program for executive officers are:

Component	Description/Rationale	Determining Factors

Base Salary	• Compensate for roles and responsibilities • Stable compensation element	• Level of responsibility • Individual skills, experience and performance • Market and peer group data

Short-Term Incentive Program

•   Annual cash bonus plan known as the MBO Plan

•   Reward achievement of specific, pre-set annual financial results and individual performance

•   Awards subject to a payout which ranges from 0% to 125% of target

• For 2013, EBITDA was the financial goal for the MBO plan • Individual performance goals were set for the Other NEOs

Long-Term Incentive Program	• Link awards to Company performance and increases linkage to stockholder value • Aids with retention

Performance Based

•   PSUs tied to financial measures

•   PSU awards can pay out at a range from 0% to 100% of target with no shares earned for performance below 75% of target

Time Vesting

•   Restricted share units

•   Long-term incentive cash awards

Other Benefits

•   Provide basic benefits including:

—    Medical, 401(k) and other broad-based plans

—    Limited supplemental benefits: supplemental retirement, savings and insurance and deferred compensation

—    Minimal perquisites

• Level in the organization

The HR Committee annually reviews our executive compensation program to determine how well actual compensation targets and levels meet our overall philosophy and executive compensation in our peer group. The primary focus of this process is on industrial companies of generally similar or larger size, complexity and scope rather than companies only in our industry, since we are significantly larger than all of our direct competitors and our markets for talent are necessarily broader.

Compensation of executive officers is overseen by the HR Committee. The role of the HR Committee, as well as the role of management and the HR Committee’s outside advisor, is described later.

For 2013, the HR Committee used a peer group of 18 industrial companies, as classified by Fortune, with median revenues close to $10 billion; all the peer companies have revenues between 0.5x and 2.0x those of RR Donnelley. These companies were:

Air Products & Chemicals Inc.	Huntsman Corp.	Praxair Inc.
Ashland Inc.	Masco Corp.	Reynolds American Inc.
Ball Corp.	Navistar International Corp.	Rock-Tenn Company
Crown Holdings Inc.	Oshkosh Corp.	The Sherwin-Williams Company
Danaher Corp.	Paccar Inc.	Texas Instruments Inc.
Genuine Parts Company	Parker Hannifin Corp.	Thermo Fisher Scientific Inc.

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Compensation Discussion & Analysis (continued)

We recognize that the Company’s revenue can vary year over year due to numerous factors and therefore our comparison companies may shift from year to year in order to utilize companies with revenues that are generally close to those of RR Donnelley. In 2013, changes were made to the comparison companies. Due to acquisition and shrinking size, three companies in the peer group were changed.

Consistent with the standards set for inclusion above, Ball Corp., The Sherwin-Williams Company and Rock-Tenn Company were added as peer companies, replacing NuCor, Heinz and US Steel.

Various measures of size, scope and complexity are set forth below with an indication in each case where the Company falls with respect to the peer group.

Peer Group Characteristics: R.R. Donnelley vs. Peers

Based on the assessment of both peer group and market data, each year the HR Committee determines whether the overall executive compensation program is consistent with our business strategy and objectives and promotes RR Donnelley’s compensation philosophy. In general, compensation levels for our NEOs are targeted at the 50th percentile of market and peer group data. Peer group data are supplemented with market survey data from the Mercer Executive Survey and the Towers Watson CDB General Industry Executive

Compensation Survey. This 50th percentile target level provides a total competitive anchor point for our program. Actual compensation levels can vary significantly up or down from targeted levels based on the performance of both the Company and the individual.

The compensation program for our NEOs and other key executives is primarily focused on incentive compensation. In addition, the heaviest weighting is on long-term incentive compensation. The mix of fixed versus variable and/or equity compensation at target for our NEOs is as follows:

2013 Total Compensation Mix

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Compensation Discussion & Analysis (continued)

The guiding principles and structure of our program are applied consistently to all NEOs. Any differences in compensation levels that exist among our NEOs are primarily due to differences in market practices for similar positions, the responsibility, scope and complexity of the NEO’s role in the Company, factors related to a newly hired or promoted NEO and/or the performance of individual NEOs.

Base Salary

Base salary is designed to compensate our NEOs for their roles and responsibilities and, in addition, to provide a stable and fixed level of compensation. The Company has agreements with each NEO that provide a minimum base salary. These initial base salaries were set considering:

•	each executive’s role and responsibilities at the time he or she joined the Company or the agreements were negotiated;
•	the skills and future potential of the individual with the Company; and
•	salary levels for similar positions in our target market.

Annually, the HR Committee reviews the base salaries of each NEO. Adjustments are made based on individual performance, changes in roles and responsibilities, external market data and peer group data for similar positions. Salaries are targeted at the 50th percentile of similar positions in the target market and peer group.

In general, base salary is the smallest component of the overall compensation package, assuming that the Company is achieving or exceeding targeted performance levels for its incentive programs. On average, it currently represents 20% of the total compensation package for our NEOs. This is consistent with our philosophy to have a higher weighting of variable compensation versus fixed compensation. After consideration of all the above factors, including market practices, in 2013 the HR Committee increased the salary of Mr. Knotts to reflect his promotion to COO, and of Mr. Leib to bring his salary closer to our stated objective of the 50th percentile. Our CEO has not received a salary increase since 2008, and his salary is within 10% of the market 50th percentile, as are those of Ms. Bettman and Mr. Coxhead.

Short-Term Incentive Program

We provide annual incentive awards under our MBO Plan in the form of cash. These short-term cash incentives are designed to reward the achievement of specific, pre-set financial goals and individual performance targets measured over the fiscal year for which compensation is paid. MBO targets for the NEOs are 150% of base salary except for Mr. Coxhead who has an MBO target of 100%. Assuming performance is on target, as shown on page 21, these awards currently represent between 17% and 26% of the total target compensation package for the CEO and the COO and an average of 31% of the total target compensation package for the Other NEOs.

The MBO Plan for 2013 was structured so that it began to fund at 5% once greater than 93% of the corporate financial target for the fiscal year was reached and scaled up to a maximum payout of 125% of the MBO target if company performance reached 105.5% achievement of the corporate financial target. In 2013, Company-wide performance was measured using non-GAPP adjusted EBITDA. Adjusted EBITDA is defined as net earnings attributable to RR Donnelley common shareholders adjusted for income attributable to noncontrolling interests, income taxes, interest expense, investment and other income, depreciation and amortization, restructurings and impairments, acquisition-related expenses and certain other charges or credits. The non-GAPP adjusted EBITDA target for 2013 was set at $1.178 billion. This performance level was set by the HR Committee at the beginning of the year after thorough discussion with management regarding the Company’s forecasted performance, and was an exceptionally challenging goal.

The actual individual awards to the CEO and the COO under the MBO Plan are based 100% on the achievement of the corporate financial target. Awards to the Other NEOs are based not only on performance against the corporate financial target as described above, but also on each executive’s performance against specific individual objectives. Specific individual objectives for the Other NEOs were reviewed and approved by the CEO, and can vary from year-to-year depending upon key business objectives and areas of emphasis for each executive.

If the performance target or targets for the year are achieved, each executive may receive a bonus up to the maximum amount established by the MBO plan and any individual objectives. The CEO has a discussion with the HR Committee on the payouts for the COO and Other NEOs, including a discussion on performance against individual objectives, as applicable. Final bonus determinations for these executives are based on the HR Committee’s overall view of each NEO’s performance against their individual targets.

Given the vagaries of the marketplace and the possibility of unforeseen developments, the HR Committee has discretionary authority to adjust awards and performance targets, prior to the end of the plan year, to reflect actual performance in light of such developments but never in excess of the maximum bonus amount established by the HR Committee. No adjustments to MBO plan financial performance targets may be made after the end of the plan year.

2013 Results

The industry continues to face difficult economic challenges. Technological changes, electronic substitution, postal costs, advertising and consumer spending as well as volatility, sustainability and consolidation related to raw materials all impact the Company’s overall operating results. As a result of these market trends, the HR Committee believed that the original 2013 non-GAPP EBITDA target for the MBO plan was exceptionally aggressive.

When viewing in total the Company’s 2013 performance, the HR Committee considered a number of the key performance factors, including:

•	Stock price appreciation of 126%

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Compensation Discussion & Analysis (continued)

•	Total stockholder return of 144% (accounts for both stock price appreciation and the impact of dividends reinvested in the business)
•	Revenue growth of 2.5% and organic growth of 0.6%; represents the strongest performance the Company has experienced since 2011 (with the acquisition of Bowne) and 2010, respectively
•	non-GAAP adjusted EBITDA of $1.155 billion
•	Free Cash Flow of $478 million
•	The Company’s reassessment of its go-to-market strategy

The HR Committee reviewed the Company’s performance against the non-GAAP adjusted EBITDA goal of $1.178 billion described earlier. After thorough deliberation and consideration including discussions with the HR Committee’s compensation consultant, the HR Committee, prior to the end of 2013, determined not to adjust the corporate financial target under the MBO Plan. It recognized, however, that the goal had been set at an exceptionally aggressive level and expressed concern that management would not be rewarded appropriately for the Company’s strong operating performance and return to stockholders. Accordingly, the HR Committee approved a discretionary pool for additional payments to all MBO participating employees, including the NEOs. The HR Committee noted specifically that no individual may receive greater than 60% of their MBO target from the combined payment of awards from the MBO Plan and any discretionary award. The actual non-GAAP adjusted EBITDA results for the year of $1.155 billion fell short of the targeted non-GAAP adjusted EBITDA of $1.178 billion and therefore resulted in a payout level under the MBO plan of 22.1% of each NEO’s target. Because non-GAAP adjusted EBITDA was the corporate financial target, the CEO and the COO earned an MBO payout at this level. Based on the HR Committee’s review of individual performance goals for the Other NEOs, the HR Committee determined all objectives were met and that a payout level of 22.1% of target was earned for these executives as well. Given however, the Company’s top line and operating performance as well as the return to stockholders described above, the HR Committee awarded discretionary bonuses to each of the NEOs which took their total incentive compensation award (MBO bonus plus discretionary bonus) to approximately 50% of the target levels, a level consistent with all other participants in the MBO Plan.

In summary, while the actual non-GAAP adjusted EBITDA fell short of target by $23 million or 2% and would have resulted in a payout of

22.1%, the HR Committee felt that adding additional incentive compensation resulting in a total payout of 50.6% of bonus target levels was appropriate given the key accomplishments of management in a very difficult operating environment.

Long-Term Incentive Program

Overview

Our long-term incentive program is used to link Company performance and stockholder value to the total compensation for our NEOs. Long-term awards are key components of our ability to attract and retain our NEOs. The annualized value of the awards to our NEOs is intended to be a substantial component of their overall compensation package and total value is targeted at 50th percentile for similar positions in both external market data and peer group data. These awards currently represent 71% and 57% of the total compensation package for the CEO and the COO, respectively and an average of 45% of the total compensation package for the Other NEOs, consistent with our emphasis on linking executive pay to stockholder value.

With the decision to not grant stock options in 2013, the Long-Term Incentive Program consisted of three key components:

•	Restricted Share Units:
—	Equivalent in value to one share of the Company’s common stock and are settled in stock if the recipient is still employed by the Company on the date of vesting
—	Generally vest in equal amounts over four years
—	Do not accrue dividends on unvested units

•	Performance Share Units:
—	Based on the achievement of pre-set financial targets generally over a period of three years
—	Awards may be settled in cash, shares or a combination thereof as determined by the HR Committee
—	Granted only to the NEOs
—	Do not accrue dividends on unvested units

•	Long Term Incentive Cash Awards:
—	Vest 100% after 4 years
—	Strong retention value

	2013 LTI Award Mix
NEOs	PSUs	RSUs
CEO (Quinlan)	50%	50%
COO (Knotts)	50%	50%
Other NEOs (Bettman, Leib, Coxhead)*	25%	75%

* the weighting on PSUs for 2014 will be set at 50% of the total value of the long-term equity awards

Specific Program for 2013

Our stockholder-approved incentive plans allow for the HR Committee to grant performance share units, restricted stock, restricted stock units and stock options to any eligible employee. In addition, the Plan permits delegation of the HR Committee’s authority to grant equity to employees other than NEOs in certain circumstances and the HR Committee has delegated such authority to the CEO over a small number of equity/cash awards to non-executive officers.

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Compensation Discussion & Analysis (continued)

For 2013, the HR Committee had a series of discussions regarding the most appropriate way to motivate and retain its top operating executives in light of continuing economic uncertainty. The HR Committee felt it was important that the Company’s senior operating team have a continued focus on producing strong operating results while facing ongoing difficult economic conditions.

The HR Committee also believed it was important to continue to use equity vehicles to provide alignment with stockholders and to emphasize further long-term performance by moving to the use of performance share units for all NEOs. The PSUs awarded in 2013 will be earned based on the Company’s performance for fiscal years 2013-2015 relative to specific levels of Cumulative Free Cash Flow, the sum of the Free Cash Flow (defined as cash flow from continuing operations less capital expenditures over the three-year period) amounts for the years ended December 31, 2013, 2014 and 2015.

The PSUs have a minimum Free Cash Flow (FCF) target that must be achieved in order for any PSUs to vest and be paid. Performance below 75% achievement warrants 0 payout. At 75% achievement of the FCF target, 50% of the PSUs will be paid. Performance scales ratably up from 50% PSU payout to a maximum PSU payout of 100%. The FCF target for 100% payout of PSUs was intended to be challenging yet achievable. The HR Committee considered business challenges, top line and core operating performance when setting the FCF PSU target.

To enhance the retention value of our programs for the NEOs, the HR Committee also granted special long-term incentive cash awards, cliff vesting in March 2017, to Messrs. Knotts, Leib and Coxhead, and Ms. Bettman. The HR Committee determined the size of these awards based on target bonus opportunity and determined that generally one times bonus target was an appropriate retention amount. The amounts granted to each NEO were: Knotts $900,000, Leib $800,000, Bettman $675,000, Coxhead $400,000. The CEO did not receive a long-term incentive cash award.

Benefit Programs

Our benefit programs are established based upon an assessment of competitive market factors and a determination of what is needed to retain high-caliber executives. RR Donnelley’s primary benefits for executives include participation in the Company’s broad-based plans at the same costs as other employees. These plans include: retirement plans, savings plans, the Company’s health and dental plans and various insurance plans, including disability and life insurance.

RR Donnelley also provides certain executives, including the NEOs, the following benefits:

•

Supplemental Retirement and Savings: The Company provides supplemental retirement and savings plans to eligible executives described under Pension Benefits beginning on page 33 of this proxy statement. These supplemental plans take into account compensation levels limited by tax laws, and are similar to programs found at many of the companies we compete with for talent. This benefit is available to all highly paid executives including our NEOs. Approximately 704 (active and inactive) employees are covered by these plans. Because the Company froze the Qualified Retirement Plans as of December 31, 2011, generally, no additional benefits will accrue under such plans or the related Supplemental Retirement Plans.

•

Supplemental Insurance: Additional life and disability insurance is provided for certain NEOs, enhancing the value of the overall compensation program. The premium cost for these additional benefits is included as income for the NEO and there is no tax gross up on this benefit.

•

Deferred Compensation Plan: The Company provides executives the opportunity to defer receiving income and therefore defer taxation on that income, until either a number of years chosen by the executive or termination of employment. Deferral programs are very common in the marketplace and add to the attractiveness of our overall compensation program. The Company’s deferred compensation plan is described under Nonqualified Deferred Compensation beginning on page 34 of this proxy statement.

•

Financial Counseling: The Company pays for financial counseling services to provide certain NEOs with access to an independent financial advisor of their choice. The cost of these services, if utilized, is included as income for the NEO and there is no tax gross up on this benefit.

•

Automobile Program: Certain NEOs are provided with a monthly automobile allowance. This benefit provides eligible executives with an opportunity to use their car for both business and personal use in an efficient manner.

•

Business Country Club: Mr. Knotts is able to use certain country clubs at which the Company has a business purpose membership for his personal use but to the extent that there is an incremental cost to the Company, Mr. Knotts reimburses the Company for such personal use.

•	Company Airplane: The Company has a fractional ownership interest in a private plane. No personal airplane travel occurred in 2013.

Stock Ownership Guidelines

The HR Committee has established stock ownership guidelines at the Senior Vice President level and above in the Company. These guidelines are designed to encourage our executives to have a meaningful equity ownership in the Company, and thereby link their interests with those of our stockholders. These stock ownership guidelines provide that, within three years of becoming an executive, each executive must own (by way of shares owned outright, shares owned through our 401(k) plans and shares of unvested restricted stock and unvested restricted share units, but not including unexercised stock options or performance share units) shares of our common stock with a value of either one times base salary, three times base salary for the COO and Other NEOs, or five times base salary for the CEO. In the

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Compensation Discussion & Analysis (continued)

event an executive officer does not achieve or make progress toward the required stock ownership level, the HR Committee has the discretion to take appropriate action. As of March 2014, all of the NEOs have met or exceeded their ownership guidelines.

Post-Termination Benefits

The HR Committee believes that severance benefits and change of control benefits are necessary in order to attract and retain the caliber and quality of executives that RR Donnelley needs in its most senior positions. These benefits are particularly important in an industry undergoing consolidation, providing for continuity of senior management and helping executives focus on results and strategic initiatives. The levels of payments and benefits available upon termination were set to be comparable to those in our peer group.

Each of our NEOs, including our CEO, has an agreement that provides for severance payments and benefits if termination occurs without “cause” or if the executive leaves for “good reason.” Mr. Coxhead’s employment agreement does not provide for rights upon his termination for “good reason.” There is also additional compensation provided for the CEO and COO in circumstances following such termination after a “Change in Control,” as defined in the agreements. Payment of such compensation however, does require a “double trigger” in order to payout.

The Company has adopted a policy that limits the ability to enter into a future severance arrangement with an executive officer that provides for benefits in an amount that exceeds 2.99 times the executive officer’s then current base salary and target bonus, unless such future severance arrangement receives stockholder approval.

Additional information regarding severance and change in control payments, including a definition of key terms and a quantification of benefits that would have been received by our NEOs had termination occurred on December 31, 2013, is found under Potential Payments upon Termination or Change in Control beginning on page 35 of this proxy statement.

Tax Deductibility Policy

The HR Committee considers the deductibility of compensation for federal income tax purposes in the design of RR Donnelley’s programs. While we generally seek to maintain the deductibility of the incentive compensation paid to our NEOs, the HR Committee retains the flexibility necessary to provide cash and equity compensation in line with competitive practice, our compensation philosophy, and the best interests of our stockholders even if these amounts are not fully tax deductible.

Operation of the Human Resources Committee

The HR Committee of the Board establishes and monitors the Company’s overall compensation strategy to ensure that executive compensation supports the business objectives and specifically establishes the compensation of the CEO, other senior officers and key management employees. In addition, the HR Committee has some limited roles with respect to the Company’s employee benefit plans. In carrying out its responsibilities, the HR Committee, with assistance from its consultant, Mercer Human Resources Consulting (“Mercer”), reviews and determines the compensation (including salary, annual incentive, long-term incentives and other benefits) of the Company’s executive officers, including all NEOs.

For a more complete description of the responsibilities of the HR Committee, see The Board’s Committees and Their Functions beginning on page 13 of this proxy statement, and the charter of the Human Resources Committee posted on RR  Donnelley’s website at www.rrdonnelley.com.

Role of Compensation Consultant

The HR Committee has retained Mercer as its outside compensation consultant to advise the HR Committee on executive compensation matters. During 2013, Mercer regularly attended HR Committee meetings, and reported directly to the HR Committee on matters relating to compensation for the executive officers.

During 2013, the HR Committee requested that Mercer:

•	Conduct an analysis of compensation for our NEOs and assess how target and actual compensation aligned with the Company’s philosophy and objectives;
•	Review the design of the Company’s short-term incentive program;
•	Develop recommendations for the HR Committee on the size and structure of long-term incentive awards for our executive officers;
•	Provide perspectives on the overall compensation package for the CEO;
•	Assist the HR Committee in the review of this proxy statement and CD&A;
•	Assist in defining the composition of the peer group for comparative purposes;
•	Assist the HR Committee in the review of tally sheets; and
•	Provide the HR Committee ongoing advice and counsel on market compensation trends and legislative and regulatory changes and their impact on RR Donnelley’s executive compensation programs.

Role of Company Management

RR Donnelley management, including the CEO, develops preliminary recommendations regarding compensation matters with respect to all NEOs, other than the CEO, and provides these recommendations to the HR Committee, which makes the final decisions, with advice from Mercer, as appropriate. The management team is responsible for the administration of the compensation programs once HR Committee decisions are finalized.

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Compensation Discussion & Analysis (continued)

Human Resources Committee Report

The Human Resources Committee of the Board of Directors of R.R. Donnelley & Sons Company, on behalf of the Board, establishes and monitors the Company’s overall compensation strategy to ensure that executive compensation supports the business objectives. In fulfilling its oversight responsibilities, the Human Resources Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement.

In reliance on the review and discussions referred to above, the Human Resources Committee recommended to the Board that the Compensation Discussion and Analysis be incorporated in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and the Company’s proxy statement to be filed in connection with the Company’s 2014 Annual Meeting of Stockholders.

Human Resources Committee

Michael T. Riordan, Chairman

Susan M. Cameron

Susan M. Gianinno

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Executive Compensation

The Summary Compensation Table provides compensation information about our principal executive officer, principal financial officer, and the three most highly compensated executive officers as of December 31, 2013 other than the principal executive officer and principal financial officer (“NEOs”).

2013 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)(7)(8)	Total ($)
Thomas J. Quinlan	2013	1,000,000	427,500	5,379,000	—	331,500	0	31,335	7,169,335
President and	2012	1,000,000	—	2,507,390	1,053,760	0	102,566	37,092	4,700,808
Chief Executive Officer	2011	1,000,000	—	3,160,000	878,000	816,000	182,084	23,630	6,059,714
Suzanne S. Bettman	2013	450,000	192,375	902,250	—	149,175	0	31,563	1,725,363
Executive Vice President,	2012	445,739	—	426,000	—	0	52,160	35,846	959,745
General Counsel	2011	425,000	—	642,400	—	346,800	79,841	29,660	1,523,701
Andrew B. Coxhead	2013	325,000	92,625	360,900	—	71,825	0	0	850,350
Senior Vice President,	2012	325,000	—	266,250	—	0	25,892	6,000	623,142
Chief Accounting Officer
Daniel L. Knotts	2013	704,167	2,309,938	2,061,950	—	240,338	0	25,018	5,341,411
Chief Operating Officer	2012	600,000	—	1,172,660	171,680	0	106,157	30,968	2,081,465
	2011	600,000	—	2,054,000	—	489,600	147,881	24,943	3,316,424
Daniel N. Leib	2013	583,333	256,500	1,263,150	—	198,900	0	22,049	2,323,932
Executive Vice President,	2012	500,000	—	426,000	—	0	29,061	29,774	984,835
Chief Financial Officer	2011	446,422	—	401,500	—	362,667	45,779	12,135	1,268,503

1	The amounts shown in this column constitute discretionary bonus payments made for 2013 under our 2012 PIP. See Compensation Discussion and Analysis beginning on page 18 of this proxy statement for further information on these bonus payments. Mr. Knotts’ 2013 amount also includes a $2,000,000 deferred cash award granted under the Company’s 2004 Performance Incentive Plan in March 2009 which vested in full on the fourth anniversary of the grant date.
2	The amounts shown in this column constitute the aggregate grant date fair value of restricted share units (“RSUs”) and performance share units (“PSUs”) granted during the fiscal year under the 2012 PIP. The amounts are valued in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (which we refer to as ASC Topic 718). See Note 17 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2013 for a discussion of the relevant assumptions used in calculating the fair value pursuant to ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The grant date fair value of PSUs is based on the probable outcome of the applicable performance conditions which assumes the highest achievement level is attained. For further information on these awards, see the Outstanding Equity Awards at Fiscal Year-End table beginning on page 31 of this proxy statement.
3	The amounts shown in this column reflect the aggregate grant date fair value of options granted during the fiscal year under the 2012 PIP. The amounts are valued using the Black-Scholes-Merton option pricing model in accordance with ASC Topic 718. See Note 17 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2013 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to ASC
Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For further information on these awards, see the Outstanding Equity Awards at Fiscal Year-End table beginning on page 31 of this proxy statement.
4	The amounts shown in this column constitute payments made for 2011 and 2013 under our MBO Plan, which is a subplan of the 2012 PIP. At the outset of each year, the Human Resources Committee sets performance criteria that are used to determine whether and to what extent the NEOs will receive payments under the MBO Plan. See Compensation Discussion and Analysis beginning on page 18 of this proxy statement for further information on the 2013 payments.
5	The amounts shown in this column include the aggregate of the increase in actuarial values of each of the named executive officer’s benefits under our Pension Plans and Supplemental Pension Plans. Each of our NEOs had a decrease in actuarial value in 2013 in the following amounts: Mr. Quinlan, $50,743; Ms. Bettman, $25,087; Mr. Coxhead, $5,517; Mr. Knotts, $22,101; and Mr. Leib, $14,770.
6	Amounts in this column for 2012 include matching contributions of $6,000 made by the Company on behalf of each of the NEOs to the 401(k) Savings Plan pursuant to the terms of the plan. Mr. Quinlan’s amount for 2013 also includes interest of $7,705 (calculated at the prime interest rate) that was contributed by the Company in 2013 to Mr. Quinlan’s related 401(k) Supplemental Executive Retirement Plan-B account.

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Executive Compensation (continued)

7	Amounts in this column include the value of the following perquisites provided to the NEOs in 2013. Corporate automobile allowance is the amount actually paid to each NEO, as shown in the table below. Personal tax/financial advice is valued at actual amounts paid to each provider of such advice. The Company no longer provides a tax gross-up on these benefits. Mr. Knotts is able to use certain country clubs at which the Company has a business purpose membership for his personal use but to the extent that there is an incremental cost to the Company, Mr. Knotts reimburses the Company for such personal use.

Named Executive Officer	Corporate Aircraft Usage ($)	Corporate Automobile Allowance ($)	Club Memberships ($)	Personal Tax/ Financial Advice ($)	Tax Gross Up Related to Perquisites ($)
Thomas Quinlan	0	16,800	0	0	—
Suzanne Bettman	0	12,000	0	13,505	—
Andrew Coxhead	0	—	0	—	—
Daniel Knotts	0	16,800	0	1,450	—
Daniel Leib	0	16,800	0	1,650	—

8	Amounts in this column include premiums paid by the Company for group term life insurance and supplemental disability insurance, as shown in the table below. The Company no longer provides a tax gross-up on these benefits.

Named Executive Officer	Supplemental Life Insurance Premium ($)	Supplemental Disability Insurance Premium ($)	Tax Gross Up Related to Insurance ($)
Thomas Quinlan	2,290	4,540	—
Suzanne Bettman	1,690	4,368	—
Andrew Coxhead	—	—	—
Daniel Knotts	2,050	4,718	—
Daniel Leib	—	3,599	—

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Executive Compensation (continued)

2013 Grants of Plan-Based Awards

The following table shows additional information regarding: (i) the threshold, target and maximum level of annual cash incentive awards for our NEOs for performance during 2013, as established by the Human Resources Committee in February 2013 under our MBO Plan; and (ii) restricted share unit and performance share unit awards granted in March 2013 that were awarded to help retain the NEOs and focus their attention on building shareholder value.

Grants of Plan-Based Awards Table

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)		All Other Stock Awards: Number of Shares of Stocks or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Maximum (#)
Thomas Quinlan	—	150,000	1,500,000	5,000,000	—	—	—	—
	3/1/2013	—	—	—	150,000	300,000	—	2,655,000
	3/1/2013	—	—	—	—	—	300,000	2,724,000
Suzanne Bettman	—	67,500	675,000	1,350,000	—	—	—	—
	3/1/2013	—	—	—	12,500	25,000	—	221,250
	3/1/2013	—	—	—	—	—	75,000	681,000
Andrew Coxhead	—	32,500	325,000	325,000	—	—	—	—
	3/1/2013	—	—	—	5,000	10,000	—	88,500
	3/1/2013	—	—	—	—	—	30,000	272,400
Daniel Knotts	—	108,750	1,087,500	2,175,000	—	—	—	—
	3/1/2013	—	—	—	57,500	115,000	—	1,017,750
	3/1/2013	—	—	—	—	—	115,000	1,044,200
Daniel Leib	—	90,000	900,000	1,800,000	—	—	—	—
	3/1/2013	—	—	—	17,500	35,000	—	309,750
	3/1/2013	—	—	—	—	—	105,000	953,400

1	In each case, the amount actually earned by each NEO is reported as Non-Equity Incentive Plan Compensation in the 2013 Summary Compensation Table. In addition, each NEO received discretionary bonus payments made under our 2012 PIP which is reported as Bonus in the 2013 Summary Compensation Table. See Compensation Discussion and Analysis beginning on page 18 of this proxy statement for further information on these payments.
2	Consists of performance share units awarded under the 2012 PIP. Each PSU is equivalent to one share of the Company’s common stock on the date of grant. The PSUs are earned for achieving specified cumulative Free Cash Flow targets over a three-year performance period beginning January 1, 2013 and ending December 31, 2015. The minimum target must be reached in order for the holder to be entitled to receive any PSUs. From 50% to up to 100% of the number of PSUs granted may be earned depending upon performance versus specified target levels. After the performance period, the earned PSUs will be paid in stock or cash at the discretion of the Human Resources Committee. If paid in cash, the cash value for each PSU will be equal to the fair market value of one share of the Company’s common stock on the payment date. The PSUs have no dividend or voting rights. If employment is terminated by the Company without cause or by the NEO (other than Mr. Coxhead) for good reason (each as defined in the NEO’s employment agreement), the PSUs will vest and be payable, if at all, on the same terms and conditions that would have applied had such NEO’s employment not been terminated (i.e., performance measured on December 31, 2015). If employment terminates by reason of death or disability, 50% of any unvested PSUs will vest and become payable, assuming the attainment of target performance or, if greater, based on actual performance through the date of death or determination of disability. In the event of a change in control (as defined in the 2012 PIP), all of the PSUs will vest and be payable at the fifty percent payout level with respect to that number of shares that would be payable or, if greater, based on actual performance through the Change in Control Date (as defined in the 2012 PIP).
3	Consists of restricted share units awarded under the 2012 PIP. The awards vest one-fourth on each of the first through fourth anniversaries of the grant date. The RSUs have no dividend or voting rights and are payable in shares of common stock of the Company upon vesting. If employment terminates by reason of death or disability, the unvested portion of the RSUs shall become fully vested. If employment terminates by reason of retirement, the unvested portion of the RSUs shall continue to vest as granted (one-fourth on each anniversary of the grant date). If employment terminates other than for death, disability or retirement, the unvested portion of the RSUs will be forfeited. NEO employment agreements provide for accelerated vesting of equity awards under certain circumstances. See Potential Payments Upon Termination or Change in Control beginning on page 35 of this proxy statement.
4	Grant date fair value with respect to the restricted stock units and performance stock units is determined in accordance with ASC Topic 718. See Note 17 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2013 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

R.R. DONNELLEY & SONS COMPANY    29

2014 NOTICE OF MEETING AND PROXY STATEMENT

Executive Compensation (continued)

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

During 2013, all of the NEOs were employed pursuant to agreements with the Company. Each employment agreement sets forth, among other things, the NEO’s minimum base salary, bonus opportunities, entitlement to participate in our benefit plans, equity awards and provisions with respect to certain payments and other benefits upon termination of employment under certain circumstances (such as without “cause” or leaving employment for “good reason,” as defined in the agreements) or, in certain agreements, after a change in control of the Company. Please see Potential Payments Upon Termination or Change in Control beginning on page 35 of this proxy statement for a description of such provisions.

The minimum base salary set forth in each NEO’s employment agreement is: Mr. Quinlan, $1,000,000; Ms. Bettman, $400,000; Mr. Coxhead, $300,000; Mr. Knotts, $550,000 and Mr. Leib, $500,000.

The employment agreements also set forth each NEO’s target bonus as a percentage of such NEO’s base salary. The target bonus for each NEO is 150%, except for Mr. Coxhead whose target bonus is 100%.

The employment agreements of the NEOs provide that such NEO will be entitled to participate in the Company’s compensation and benefit programs that are available to all management employees and that such NEO, with the exception of Mr. Coxhead, will also be eligible to participate in certain executive-only benefit plans.

Salary and Bonus in Proportion to Total Compensation

Assuming target performance with respect to long-term incentive awards, Mr. Quinlan received less than 30% and Mr. Knotts received less than 45% of his total compensation in the form of base salary and cash incentive awards under the MBO Plan and through a discretionary bonus, while Ms. Bettman, Mr. Coxhead and Mr. Leib received approximately 53% of his or her total compensation in the form of base salary and cash incentive awards under the MBO Plan and through a discretionary bonus. As noted in Compensation Discussion and Analysis beginning on page 18 of this proxy statement, we believe that a substantial portion of each NEO’s compensation should be in the form of equity awards. Our Human Resources Committee believes that our current compensation program gives our NEOs a substantial alignment with stockholders, while also permitting the Committee to incentivize the NEOs to pursue specific short and long-term performance goals. Please see the Compensation Discussion and Analysis section of this proxy statement for a description of the objectives of our compensation program and overall compensation philosophy.

30    R.R. DONNELLEY & SONS COMPANY

2014 NOTICE OF MEETING AND PROXY STATEMENT

Executive Compensation (continued)

Outstanding Equity Awards at 2013 Fiscal Year-End

The following table shows certain information about unexercised options and unvested stock awards at December 31, 2013.

Outstanding Equity Awards at Fiscal Year-End Table

	OPTION AWARDS				STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)
Thomas Quinlan	89,000	267,000	13.23	3/1/2022	—	—	—	—
	100,000	100,000	18.62	2/27/2021	—	—	—	—
	225,000	75,000	19.89	2/25/2020	—	—	—	—
	950,000	—	7.09	3/1/2019	—	—	—	—
	413,000	—	32.07	2/28/2018	—	—	—	—
	260,000	—	36.22	3/20/2017	—	—	—	—
	—	—	—	—	453,250	9,191,910	—	—
	—	—	—	—	—	—	452,000	9,166,560
Suzanne Bettman	25,000	—	29.38	5/4/2014	—	—	—	—
	—	—	—	—	135,000	2,737,800	25,000	507,000
Andrew Coxhead	—	—	—	—	67,500	1,368,900	10,000	202,800
Daniel Knotts	14,500	43,500	13.23	3/1/2022	—	—	—	—
	82,500	27,500	19.89	2/25/2020	—	—	—	—
	54,530	—	7.09	3/1/2019	—	—	—	—
	125,000	—	32.07	2/28/2018	—	—	—	—
	80,000	—	36.22	3/20/2017	—	—	—	—
	—	—	—	—	221,750	4,497,090	—	—
	—	—	—	—	—	—	153,000	3,102,840
Daniel Leib	—	—	—	—	153,750	3,118,050	35,000	709,800

Note:	Multiple awards have been aggregated where the expiration date and the exercise and/or base price of the instruments are identical.

R.R. DONNELLEY & SONS COMPANY    31

2014 NOTICE OF MEETING AND PROXY STATEMENT

Executive Compensation (continued)

1	The following table provides information with respect to the vesting of each NEO’s outstanding unexercisable options that are set forth in the above table:

Vesting Date	Thomas Quinlan	Suzanne Bettman	Andrew Coxhead	Daniel Knotts	Daniel Leib
2/26/2014	75,000	—	—	27,500	—
2/28/2014	50,000	—	—	—	—
3/2/2014	89,000	—	—	14,500	—
2/28/2015	50,000	—	—	—	—
3/2/2015	89,000	—	—	14,500	—
3/2/2016	89,000	—	—	14,500	—

2	The following table provides information with respect to the vesting of each NEO’s outstanding unvested restricted stock units that are set forth in the above table.

Vesting Date	Thomas Quinlan	Suzanne Bettman	Andrew Coxhead	Daniel Knotts	Daniel Leib
2/26/2014	35,000	10,000	6,250	18,750	6,250
2/28/2014	25,000	10,000	6,250	16,250	6,250
3/2/2014	97,750	28,750	13,750	47,250	36,250
2/28/2015	25,000	10,000	6,250	16,250	6,250
3/2/2015	97,750	28,750	13,750	47,250	36,250
3/2/2016	97,750	28,750	13,750	47,250	36,250
3/2/2017	75,000	18,750	7,500	28,750	26,250

3	Assumes a closing price per share of $20.28 on December 31, 2013.
4	Represents PSUs that were granted on March 2, 2012 (for Mr. Quinlan and Mr. Knotts only) and March 1, 2013 (for all NEOs), each assuming target performance achievement.
5	Assumes target performance achievement (100% payout of the PSUs granted) and a price per share of $20.28 on December 31, 2013.

2013 Option Exercises and Stock Vested Table

The following table shows information regarding the value of options exercised and restricted stock and restricted stock units vested during 2013.

	STOCK AWARDS
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Thomas Quinlan	297,295	3,091,818
Suzanne Bettman	55,000	572,100
Andrew Coxhead	33,750	351,063
Daniel Knotts	87,880	914,040
Daniel Leib	37,500	390,063

1	Represents the vesting of restricted stock, restricted stock units and other similar instruments under the Company’s equity plans.
2	Value realized on vesting of restricted stock or restricted stock units is the fair market value on the date of vesting. Fair market value is based on the closing price as reported by the Nasdaq Stock Market.

32    R.R. DONNELLEY & SONS COMPANY

2014 NOTICE OF MEETING AND PROXY STATEMENT

Executive Compensation (continued)

Pension Benefits

Generally, the Company froze benefit accruals under all of its U.S. pension plans (collectively referred to as the Qualified Retirement Plans) that were still open to accruals effective December 31, 2011. Therefore, beginning January 1, 2012, participants generally ceased earning additional benefits under the Qualified Retirement Plans and generally no new participants will enter these plans. All of the Company’s Qualified Retirement Plans were merged into one plan by December 31, 2013. Before the Qualified Retirement Plans were frozen, accrual rates varied based on age and service. Accruals for the plans were calculated using compensation that generally included salary and annual cash bonus awards. The amount of annual earnings that may be considered in calculating benefits under the pension plan is limited by law. The Qualified Retirement Plan is funded entirely by the Company with contributions made to trust funds from which the benefits of participants are paid.

The U.S. Internal Revenue Code places limitations on pensions that can be accrued under federal income tax qualified plans. To the extent an employee’s pension would have accrued under one of the Qualified Retirement Plans if it were not for such limitations, the additional benefits were accrued under the RR Donnelley Unfunded Supplemental Pension Plan (referred to as the SERP). On December 31,

2013, approximately 704 individuals are covered by the SERP as active employees or terminated employees with vested benefits, and in 2013 approximately 145 individuals received payments from the SERP. The SERP is unfunded and provides for payments to be made out of the Company’s general assets. Because the Company froze the Qualified Retirement Plans as of December 31, 2011, generally no additional benefits will accrue under such plans or the related SERP.

Some participants, including those that have a cash balance or pension equity benefit, can elect to receive either a life annuity or a lump sum amount upon termination. Other participants will receive their plan benefit in the form of a life annuity. Under a life annuity benefit, benefits are paid monthly after retirement for the life of the participant or, if the participant is married or chooses an optional benefit form, generally in an actuarially reduced amount for the life of the participant and surviving spouse or other named survivor.

See Note 11 to the Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2013 for a discussion of the relevant assumptions used in calculating the present value of the current accrued benefit with respect to each NEO under the Qualified Retirement Plans and the SERP set forth in the table below.

2013 Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Thomas Quinlan	Pension Plan	11	$67,212	—
	SERP	11	$462,403	—
Suzanne Bettman	Pension Plan	7	$76,948	—
	SERP	7	$176,194	—
Andrew Coxhead	Pension Plan	16	$105,777	—
	SERP	16	$33,194	—
Daniel Knotts	Pension Plan	25	$218,303	—
	SERP	25	$413,641	—
Daniel Leib	Pension Plan	7	$61,263	—
	SERP	7	$73,954	—

R.R. DONNELLEY & SONS COMPANY    33

2014 NOTICE OF MEETING AND PROXY STATEMENT

Executive Compensation (continued)

Nonqualified Deferred Compensation

The 2013 Nonqualified Deferred Compensation table presents amounts deferred under our Deferred Compensation Plan. Participants may defer up to 50% of base salary and 100% of annual incentive bonus payments under the Deferred Compensation Plan. Deferred amounts are credited with earnings or losses based on the rate of return of mutual funds selected by the executive, which the executive may change at any time. We do not make contributions to participants’ accounts under the Deferred Compensation Plan. Distributions generally are paid in a lump sum distribution upon the six-month anniversary of the termination of the NEO’s employment with the Company unless the NEO elects that a distribution be made three years after a deferral under certain circumstances.

The table also presents amounts deferred under our Supplemental Executive Retirement Plan (“SERP- B”). Under the SERP-B, participants could defer a portion of their regular earnings substantially equal to the difference between the amount that, in the absence of legislation limiting additions to the RR Donnelley Savings Plan, would have been allocated to an employee’s account as before-tax and matching contributions, minus the deferral amount actually allocated under the Savings Plan. Deferred amounts earn interest at the prime rate and such interest is paid by the Company. Distributions are paid in a lump sum distribution upon the six-month anniversary of the termination of the participant’s employment with our Company. The SERP-B was frozen in 2004 and no additional amounts may be contributed by NEOs.

2013 Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Thomas Quinlan
Deferred Compensation Plan	—	—	—	—	—
Supplemental Executive Retirement Plan-B	—	—	7,705	—	244,782
Suzanne Bettman
Deferred Compensation Plan	—	—	264,362	—	1,098,691
Supplemental Executive Retirement Plan-B	—	—	—	—	—
Andrew Coxhead
Deferred Compensation Plan	—	—	—	—	—
Supplemental Executive Retirement Plan-B	—	—	—	—	—
Daniel Knotts
Deferred Compensation Plan	—	—	—	—	—
Supplemental Executive Retirement Plan-B	—	—	—	—	—
Daniel Leib
Deferred Compensation Plan	—	—	7,766	(46,595)	34,023
Supplemental Executive Retirement Plan-B	—	—	—	—	—

1	Amounts in this column are not included in the 2013 Summary Compensation Table. Amounts in this column with respect to the Supplemental Executive Retirement Plan-B consist of Company contributed interest calculated at the prime interest rate on the NEO’s account balance.

34  R.R. DONNELLEY & SONS COMPANY

2014 NOTICE OF MEETING AND PROXY STATEMENT

Potential Payments Upon Termination or

Change in Control

As noted under Compensation Discussion and Analysis — Post-Termination Benefits on page 18 of this proxy statement, we have entered into employment agreements with each of our NEOs that provide for payments and other benefits in connection with the officer’s termination for a qualifying event or circumstance and, in some agreements, for enhanced payments in connection with such termination after a Change in Control (as defined in the applicable agreement). A description of the terms with respect to each of these types of terminations follows.

Termination other than after a Change in Control

The employment agreements for each NEO provide for payments of certain benefits, as described below, upon termination of employment. The NEO’s rights upon a termination of his or her employment depend upon the circumstances of the termination. Central to an understanding of the rights of each NEO under the employment agreements is an understanding of the definitions of ‘Cause’ and ‘Good Reason’ that are used in those agreements. For purposes of the employment agreements:

•

We have Cause to terminate the NEO if the NEO has engaged in any of a list of specified activities, including refusing to substantially perform duties consistent with the scope and nature of his or her position or refusal or failure to attempt in good faith to follow the written direction of the chief executive officer, chief operating officer, chief financial officer or the Board, as applicable, committing an act materially injurious (monetarily or otherwise) to us or our subsidiaries, commission of a felony or other actions specified in the definition.

•

The NEO is said to have Good Reason to terminate his or her employment (and thereby gain access to the benefits described below) if we assign the NEO duties that represent a material diminution of his or her duties or responsibilities, reduce the NEO’s compensation, generally require that the NEO’s principal office be located other than in or around Chicago, Illinois or, in the case of Mr. Quinlan, New York, New York, or materially breach the employment agreement. Mr. Coxhead’s employment agreement does not provide for rights upon his termination for ‘Good Reason.’

The employment agreements for the NEOs require, as a precondition to the receipt of these payments, that the NEO sign a standard form of release in which he or she waives all claims that he or she might have against us and certain associated individuals and entities. The employment agreements also include noncompete and nonsolicit provisions that would apply for a period of one to two years, as set forth in such NEO’s agreement, following the NEO’s termination of employment.

The benefits to be provided to the NEO in each of those situations are described in the tables below, which assume that the termination had taken place on December 31, 2013.

Termination after a Change in Control

The NEOs other than Mr. Coxhead and Mr. Leib are entitled to certain tax gross-ups upon a termination after a Change in Control (as defined in such NEOs employment agreement).

As with the severance provisions described above, the rights to which the NEOs are entitled under the Change in Control provisions upon a termination of employment are dependent on the circumstances of the termination. The definitions of Cause and Good Reason are the same in this termination scenario as in a termination other than after a Change in Control.

Potential Payment Obligations Under Employment Agreements upon Termination of Employment of NEO or upon a Change in Control

The following tables set forth our payment obligations under the employment agreements under the circumstances specified upon a termination of the employment of our NEOs or upon a Change in Control. The tables do not include payments or benefits that do not discriminate in scope, terms or operation in favor of the NEOs and are generally available to all salaried employees, or pension or deferred compensation payments that are discussed in Pension Benefits and Nonqualified Deferred Compensation beginning on page 33 of this proxy statement.

Unless otherwise noted, the descriptions of the payments below are applicable to all of the tables relating to potential payments upon termination, termination after a change in control or after a change in control.

Disability or Death — All NEOs are entitled to pension benefits upon death or disability according to the terms of the pension plan. The employment agreements provide that in the event of disability or death, in addition to payments under the Company’s disability benefits plan or life insurance program, as applicable and each as available to all salaried employees, each NEO other than Mr. Coxhead is entitled to benefits paid under a supplemental disability insurance policy or supplemental life insurance policy, as applicable, maintained by the Company for the NEO’s benefit. Pursuant to the terms of the Company’s MBO Plan, each NEO is also entitled to his or her pro-rated annual bonus for the year in which the disability or death occurs, payable at the same time as and to the extent that all other annual bonuses are paid and as available to all salaried employees.

R.R. DONNELLEY & SONS COMPANY    35

2014 NOTICE OF MEETING AND PROXY STATEMENT

Potential Payments Upon Termination or Change in Control (continued)

Additionally, all unvested equity awards held by each NEO will immediately vest upon disability or death pursuant to the terms of the applicable award agreements.

Equity Acceleration — Pursuant to the terms of their employment agreements, each NEO other than Mr. Coxhead is entitled to immediate vesting of all outstanding equity awards in the event of any termination initiated by the NEO for Good Reason or termination initiated by the Company without Cause. Each NEO is generally entitled to immediate vesting of all outstanding equity awards upon a Change in Control (as defined in the applicable Performance Incentive Plan) under the terms of such Performance Incentive Plan, and may be entitled to a gross up payment, as described below. Pursuant to the terms of the employment agreements of Mr. Quinlan and Mr. Knotts, however, PSUs will vest and become payable in accordance with the terms of the applicable award agreements in the event of any termination initiated by the NEO for Good Reason or termination initiated by the Company without Cause or upon a Change in Control. For all NEOs, all unvested equity awards are forfeited in the event of resignation other than for Good Reason or termination with Cause. Treatment of equity upon death or disability is discussed above in “Disability or Death.”

Value of accelerated restricted stock units is the fair market value on the date of termination. Value of accelerated PSUs is the fair market value on the date of determination. Value of accelerated options is determined by subtracting the exercise price from the fair market value on the date of termination. For purposes of the tables, fair market value is the closing price on December 31, 2013 of $20.28.

Health Care Benefits — The employment agreements generally provide that, after resignation for Good Reason or termination without Cause, the Company will continue providing medical, dental, and vision coverage to the NEO that the NEO was eligible to receive immediately prior to such termination until the end date of an enumerated period following the NEO’s date of termination. For Messrs.

Quinlan and Knotts this period is 24 months after such resignation or termination before a Change in Control, and the last day of the second calendar year following the calendar year in which such termination occurs after a Change in Control and for Ms. Bettman, Mr. Coxhead and Mr. Leib this period is 18 months after such resignation or termination (either before or after a Change in Control). In the event of resignation other than for Good Reason or termination with Cause, the NEO is entitled to the same benefits as all other employees would be entitled to after termination. Benefits payable upon disability or death are described above in “Disability or Death.”

280G Tax Gross-Up — Upon a Change in Control of the Company, an NEO may be subject to certain excise taxes under Section 4999 of the Internal Revenue Code with respect to payments that are treated as excess parachute payments under Section 280G. The Company has agreed to reimburse certain NEOs for all excise taxes that are imposed on the NEO under Section 4999 and any income and excise taxes that are payable by the NEO as a result of any reimbursements for such excise taxes. In the event, however, it is determined that the NEO is entitled to a reimbursement payment for such excise taxes, but that the Change in Control payments would not be subject to the excise tax if such payments were reduced by an amount that is less than 10% of the portion of the payments that would be treated as excess parachute payments under Section 280G, then the amounts payable to the NEO under the Change in Control agreement will be reduced to the maximum amount that could be paid to the NEO without giving rise to the excise tax. The calculation of the gross-up amount is based upon a Section 4999 excise tax rate of 20%, a 39.6% federal income tax rate adjusted for the phase-out of itemized deductions, the applicable state tax rate, and a 2.35% medicare tax rate. For purposes of the Section 280G calculation, it has been assumed that no amounts will be treated as reasonable compensation and no value will be attributed to the NEO’s restrictive covenants.

The tables assume that termination or any Change in Control took place on December 31, 2013.

36    R.R. DONNELLEY & SONS COMPANY

2014 NOTICE OF MEETING AND PROXY STATEMENT

Potential Payments Upon Termination or Change in Control (continued)

Mr. Quinlan, the Company’s president and chief executive officer would be entitled to the following:

	Resignation for Good Reason or Termination Without Cause($)		Resignation for other than Good Reason or Termination With Cause($)	Resignation for Good Reason or Termination Without Cause after Change in Control($)		Change in Control($)		Disability($)		Death($)
Cash:
Base Salary	2,000,000	(1)	0	3,000,000	(2)	0		—	(3)	—
Bonus	3,000,000	(1)	0	4,575,000	(2)	0		—	(4)	—	(4)
Equity:
Restricted Share Units(5)	9,191,910		0	9,191,910	(6)	9,191,910	(6)	9,191,910	(7)	9,191,910	(7)
Options(5)	2,077,600		0	2,077,600	(6)	2,077,600	(6)	2,077,600	(7)	2,077,600	(7)
Performance Share Units(5)	—	(8)	0	9,166,560	(9)	9,166,560	(9)	9,166,560	(10)	9,166,560	(10)
Benefits and Perquisites:(11)
Post-Termination Health Care	27,248		0	27,248		0		—		—
Supplemental Life Insurance	4,580		0	4,580		0		—		2,000,000	(12)
Supplemental Disability Insurance	9,080		0	9,080		0		2,550,006	(13)	—
Financial Planning	24,000		0	24,000		0		—		—
Car Allowance	33,600		0	33,600		0		—		—
280G Tax Gross Up	—		—	10,548,924		0	(14)	—		—
Total:	16,368,018		0	38,658,502		20,436,070		22,986,076		22,436,070

1	Mr. Quinlan is entitled to 2x base salary and 2x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period.
2	Mr. Quinlan is entitled to 3x base salary and 3x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period. Pursuant to the terms of his employment agreement, Mr. Quinlan is also entitled to his pro-rated annual bonus for the year in which the termination after a Change in Control occurs, payable at the same time as and to the extent that all other annual bonuses are paid. This bonus is not reflected in this table as, assuming a termination date of December 31, 2013 Mr. Quinlan would have been entitled to this bonus pursuant to the terms of the MBO Plan under which the annual bonus is paid (which provides for payment of the bonus to any participant who is on the payroll of the Company as of December 31) which are the same terms generally available to all salaried employees who participate in the plan. Also included as bonus is a $75,000 lump sum payment to which Mr. Quinlan is entitled pursuant to the terms of his employment agreement.
3	Mr. Quinlan is entitled to the same 60% of base salary until age 65 with a maximum $10,000 per month that is generally available to all salaried employees upon disability.
4	Pursuant to the terms of the Company’s MBO Plan, Mr. Quinlan is entitled to his pro-rated annual bonus for the year in which the disability or death occurs, payable at the same time as and to the extent that all other annual bonuses are paid which are the same terms generally available to all salaried employees who participate in the plan.
5	Assumes price per share of $20.28 on December 31, 2013.
6	All unvested equity awards held by Mr. Quinlan will vest immediately upon a Change in Control (as defined in the applicable Performance Incentive Plan) under the terms of such Performance Incentive Plan.
7	All unvested equity awards held by Mr. Quinlan will immediately vest upon disability or death pursuant to the terms of the applicable award agreements.
8	Upon this type of termination, the PSUs would vest and be payable, if at all, on the same terms and conditions that would have applied had Mr. Quinlan’s employment not been terminated (i.e., performance measured on December 31, 2014 and 2015).
9	Per the terms of the PSU award agreements, upon the acceleration date associated with a Change in Control, 75% of the PSUs granted in 2012 and 50% of the PSUs granted in 2013 would vest and become payable assuming target performance (100%), or, if greater, based on actual performance at the acceleration date. The table assumes that a Change in Control occurred on December 31, 2013 and vesting and payment of the PSUs at 100% based on actual performance at such date in connection with such event. The PSUs granted in 2011 are not included in this amount as Mr. Quinlan would have been entitled to the PSUs pursuant to their terms on December 31, 2013 regardless of termination or Change in Control.
10	Upon death or disability, 50% of the PSUs granted in each of 2012 and 2013 vest and become payable assuming target performance (100%), or, if greater, based on actual performance at the date of death or disability. The table assumes such event occurred on December 31, 2013 and vesting and payment of the PSUs at 100% based on actual performance at such date in connection with such event. The PSUs granted in 2011 are not included in this amount as Mr. Quinlan would have been entitled to the PSUs pursuant to their terms on December 31, 2013 regardless of death or disability.
11	Except as disclosed, Mr. Quinlan receives the same benefits that are generally available to all salaried employees upon disability or death.
12	Represents benefits payable under a supplemental life insurance policy maintained by the Company for the benefit of Mr. Quinlan in excess of the amount generally available to all salaried employees.
13	Represents benefits payable under a supplemental disability insurance policy maintained by the Company for the benefit of Mr. Quinlan in excess of the amount generally available to all salaried employees.
14	Under this scenario, the payments made to Mr. Quinlan are not subject to the excise tax and no gross up is necessary.

R.R. DONNELLEY & SONS COMPANY    37

2014 NOTICE OF MEETING AND PROXY STATEMENT

Potential Payments Upon Termination or Change in Control (continued)

Ms. Bettman, the Company’s executive vice president, general counsel, corporate secretary and chief compliance officer would be entitled to the following:

	Resignation for Good Reason or Termination Without Cause($)		Resignation for other than Good Reason or Termination With Cause($)	Resignation for Good Reason or Termination Without Cause after Change in Control($)		Change in Control($)		Disability($)		Death($)
Cash:
Base Salary	675,000	(1)	0	675,000	(1)	0		—	(2)	—
Bonus	1,012,500	(1)	0	1,012,500	(1)	0		—	(3)	—	(3)
Deferred Cash	140,914	(4)	0	675,000	(5)	675,000	(5)	140,914	(4)	140,914	(4)
Equity:
Restricted Share Units(6)	2,737,800		0	2,737,800	(7)	2,737,800	(7)	2,737,800	(8)	2,737,800	(8)
Performance Share Units(6)	—	(9)	0	507,000	(10)	507,000	(10)	507,000	(11)	507,000	(11)
Benefits and Perquisites:(12)
Post-Termination Health Care	2,151		0	2,151		0		—		—
Supplemental Life Insurance	2,535		0	2,535		0		—		2,000,000	(13)
Supplemental Disability Insurance	6,552		0	6,552		0		2,790,000	(14)	—
Financial Planning	18,000		0	18,000		0		—		—
Car Allowance	18,000		0	18,000		0		—		—
280G Tax Gross Up	—		—	1,294,715		0	(15)	—		—
Total:	4,613,452		0	6,949,253		3,919,800		6,175,714		5,385,714

1	Ms. Bettman is entitled to 1.5x base salary and 1.5x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period.
2	Ms. Bettman is entitled to the same 60% of base salary until age 65 with a maximum $10,000 per month that is generally available to all salaried employees upon disability.
3	Pursuant to the terms of the Company’s MBO Plan, Ms. Bettman is entitled to her pro-rated annual bonus for the year in which the disability or death occurs, payable at the same time as and to the extent that all other annual bonuses are paid which are the same terms generally available to all salaried employees who participate in the plan.
4	A pro-rated portion of a cash retention award (the “2013 Cash Retention Award”) awarded under the 2012 PIP in March 2013 and vesting on the fourth anniversary of the grant date would vest and become payable pursuant to the terms of the award.
5	Assuming a Change in Control on December 31, 2013, the 2013 Cash Retention Award would fully vest and become payable pursuant to the terms of the award.
6	Assumes price per share of $20.28 on December 31, 2013.
7	All unvested equity awards held by Ms. Bettman will vest immediately upon a Change in Control (as defined in the applicable Performance Incentive Plan) under the terms of such Performance Incentive Plan.
8	All unvested equity awards held by Ms. Bettman will immediately vest upon disability or death pursuant to the terms of the applicable award agreements.
9	Upon this type of termination, the PSUs would vest and be payable, if at all, on the same terms and conditions that would have applied had Ms. Bettman’s employment not been terminated (i.e., performance measured on December 31, 2015).
10	Per the terms of the PSU award agreement, upon the acceleration date associated with a Change in Control, 50% of the PSUs would vest and become payable assuming target performance (100%), or, if greater, based on actual performance at the acceleration date. The table assumes that a Change in Control occurred on December 31, 2013 and vesting and payment of the PSUs at 100% based on actual performance at such date in connection with such event.
11	Upon death or disability, 50% of the PSUs vest and become payable assuming target performance (100%), or, if greater, based on actual performance at the date of death or disability. The table assumes such event occurred on December 31, 2013 and vesting and payment of the PSUs at 100% based on actual performance at such date in connection with such event.
12	Except as disclosed, Ms. Bettman receives the same benefits that are generally available to all salaried employees upon death or disability.
13	Represents benefits payable under a supplemental life insurance policy maintained by the Company for the benefit of Ms. Bettman in excess of the amount generally available to all salaried employees.
14	Represents benefits payable under a supplemental disability insurance policy maintained by the Company for the benefit of Ms. Bettman in excess of the amount generally available to all salaried employees.
15	Under this scenario, the payments made to Ms. Bettman are not subject to the excise tax and no gross up is necessary.

38    R.R. DONNELLEY & SONS COMPANY

2014 NOTICE OF MEETING AND PROXY STATEMENT

Potential Payments Upon Termination or Change in Control (continued)

Mr. Coxhead, the Company’s senior vice president and chief accounting officer would be entitled to the following:

	Termination Without Cause($)		Termination With Cause($)	Termination Without Cause after Change in Control($)		Change in Control($)		Disability($)		Death($)
Cash:
Base Salary	325,000	(1)	0	325,000	(1)	0		—	(2)	—
Bonus	325,000	(1)	0	325,000	(1)	0		—	(3)	—	(3)
Deferred Cash	83,504	(4)	0	400,000	(5)	400,000	(5)	83,504	(4)	83,504	(4)
Equity:
Restricted Share Units(6)	0		0	1,368,900	(7)	1,368,900	(7)	1,368,900	(8)	1,368,900	(8)
Performance Share Units(6)	—	(9)	0	202,800	(10)	202,800	(10)	202,800	(11)	202,800	(11)
Benefits and Perquisites:(12)
Post-Termination Health Care	—		—	—		—		—		—
Supplemental Life Insurance	—		—	—		—		—		—
Supplemental Disability Insurance	—		—	—		—		—		—
Total:	733,504		0	2,621,700		1,971,700		1,655,204		1,655,204

1	Mr. Coxhead is entitled to 1x base salary and 1x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period.
2	Mr. Coxhead is entitled to the same 60% of base salary until age 65 with a maximum $10,000 per month that is generally available to all salaried employees upon disability.
3	Pursuant to the terms of the Company’s MBO Plan, Mr. Coxhead is entitled to his pro-rated annual bonus for the year in which the disability or death occurs, payable at the same time as and to the extent that all other annual bonuses are paid which are the same terms generally available to all salaried employees who participate in the plan.
4	A pro-rated portion of a cash retention award (the “2013 Cash Retention Award”) awarded under the 2012 PIP in March 2013 and vesting on the fourth anniversary of the grant date would vest and become payable pursuant to the terms of the award.
5	Assuming a Change in Control on December 31, 2013, the 2013 Cash Retention Award would fully vest and become payable pursuant to the terms of the award.
6	Assumes price per share of $20.28 on December 31, 2013.
7	All unvested equity awards held by Mr. Coxhead will vest immediately upon a Change in Control (as defined in the applicable Performance Incentive Plan) under the terms of such Performance Incentive Plan.
8	All unvested equity awards held by Mr. Coxhead will immediately vest upon disability or death pursuant to the terms of the applicable award agreements.
9	Upon this type of termination, the PSUs would vest and be payable, if at all, on the same terms and conditions that would have applied had Mr. Coxhead’s employment not been terminated (i.e., performance measured on December 31, 2015).
10	Per the terms of the PSU award agreement, upon the acceleration date associated with a Change in Control, 50% of the PSUs would vest and become payable assuming target performance (100%), or, if greater, based on actual performance at the acceleration date. The table assumes that a Change in Control occurred on December 31, 2013 and vesting and payment of the PSUs at 100% based on actual performance at such date in connection with such event.
11	Upon death or disability, 50% of the PSUs vest and become payable assuming target performance (100%), or, if greater, based on actual performance at the date of death or disability. The table assumes such event occurred on December 31, 2013 and vesting and payment of the PSUs at 100% based on actual performance at such date in connection with such event.
12	Except as disclosed, Mr. Coxhead receives the same benefits that are generally available to all salaried employees upon death or disability.

R.R. DONNELLEY & SONS COMPANY    39

2014 NOTICE OF MEETING AND PROXY STATEMENT

Potential Payments Upon Termination or Change in Control (continued)

Mr. Knotts, the Company’s chief operating officer would be entitled to the following:

	Resignation for Good Reason or Termination Without Cause($)		Resignation for other than Good Reason or Termination With Cause($)	Resignation for Good Reason or Termination Without Cause after Change in Control($)		Change in Control($)		Disability($)		Death($)
Cash:
Base Salary	1,450,000	(1)	0	2,175,000	(2)	0		—	(3)	—
Bonus	2,175,000	(1)	0	3,337,500	(2)	0		—	(4)	—	(4)
Deferred Cash	784,105	(5)	0	1,500,000	(6)	1,500,000	(6)	784,105	(5)	784,105	(5)
Equity:
Restricted Share Units(7)	4,497,090		0	4,497,090	(8)	4,497,090	(8)	4,497,090	(9)	4,497,090	(9)
Options(7)	317,400		0	317,400	(8)	317,400	(8)	317,400	(9)	317,400	(9)
Performance Share Units(7)	—	(10)	0	3,102,840	(11)	3,102,840	(11)	3,102,840	(12)	3,102,840	(12)
Benefits and Perquisites:(13)
Post-Termination Health Care	26,930		0	26,930		0		—		—
Supplemental Life Insurance	4,100		0	4,100		0		—		2,000,000	(14)
Supplemental Disability Insurance	9,436		0	9,436		0		2,804,994	(15)	—
Financial Planning	24,000		0	24,000		0		—		—
Car Allowance	33,600		0	33,600		0		—		—
280G Tax Gross Up	—		—	4,531,865		0	(16)	—		—
Total:	9,321,661		0	19,559,761		9,417,330		11,506,429		10,701,435

1	Mr. Knotts is entitled to 2x base salary and 2x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period.
2	Mr. Knotts is entitled to 3x base salary and 3x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period. Mr. Knotts is also entitled to his pro-rated annual bonus for the year in which the termination after a Change in Control occurs, payable at the same time as and to the extent that all other annual bonuses are paid. This bonus is not reflected in this table as, assuming a termination date of December 31, 2013 Mr. Knotts would have been entitled to this bonus pursuant to the terms of the MBO Plan under which the annual bonus is paid (which provides for payment of the bonus to any participant who is on the payroll of the Company as of December 31) which are the same terms generally available to all salaried employees who participate in the plan. Also included as bonus is a $75,000 lump sum payment to which Mr. Knotts is entitled pursuant to the terms of his employment agreement.
3	Mr. Knotts is entitled to the same 60% of base salary until age 65 with a maximum $10,000 per month that is generally available to all salaried employees upon disability.
4	Pursuant to the terms of the Company’s MBO Plan, Mr. Knotts is entitled to his pro-rated annual bonus for the year in which the disability or death occurs, payable at the same time as and to the extent that all other annual bonuses are paid which are the same terms generally available to all salaried employees who participate in the plan.
5	A deferred cash award (the “2012 Deferred Cash Award”) awarded under the 2004 PIP, and vesting 50% on July 1, 2014 and 50% on July 1, 2015, would fully vest and become payable pursuant to the terms of the award. In addition, a pro-rated portion of a cash retention award (the “2013 Cash Retention Award”) awarded under the 2012 PIP in March 2013 and vesting on the fourth anniversary of the grant date would vest and become payable pursuant to the terms of the award.
6	Assuming a Change in Control on December 31, 2013, the 2012 Deferred Cash Award and the 2013 Cash Retention Award would each fully vest and become payable.
7	Assumes price per share of $20.28 on December 31, 2013.
8	All unvested equity awards held by Mr. Knotts will immediately vest upon a Change in Control (as defined in the applicable Performance Incentive Plan) under the terms of such Performance Incentive Plan.
9	All unvested equity awards held by Mr. Knotts will immediately vest upon disability or death pursuant to the terms of the applicable award agreements.
10	Upon this type of termination, the PSUs would vest and be payable, if at all, on the same terms and conditions that would have applied had Mr. Knott’s employment not been terminated (i.e., performance measured on December 31, 2014 and 2015).
11	Per the terms of the PSU award agreements, upon the acceleration date associated with a Change in Control, 75% of the PSUs granted in 2012 and 50% of the PSUs granted in 2013 would vest and become payable assuming target performance (100%), or, if greater, based on actual performance at the acceleration date. The table assumes that a Change in Control occurred on December 31, 2013 and vesting and payment of the PSUs at 100% based on actual performance at such date in connection with such event. The PSUs granted in 2011 are not included in this amount as Mr. Knotts would have been entitled to the PSUs pursuant to their terms on December 31, 2013 regardless of termination or Change in Control.
12	Upon death or disability, 50% of the PSUs granted in each of 2012 and 2013 vest and become payable assuming target performance (100%), or, if greater, based on actual performance at the date of death or disability. The table assumes such event occurred on December 31, 2013 and vesting and payment of the PSUs at 100% based on actual performance at such date in connection with such event. The PSUs granted in 2011 are not included in this amount as Mr. Knotts would have been entitled to the PSUs pursuant to their terms on December 31, 2013 regardless of death or disability.
13	Except as disclosed, Mr. Knotts receives the same benefits that are generally available to all salaried employees upon death or disability.
14	Represents benefits payable under a supplemental life insurance policy maintained by the Company for the benefit of Mr. Knotts in excess of the amount generally available to all salaried employees.
15	Represents benefits payable under a supplemental disability insurance policy maintained by the Company for the benefit of Mr. Knotts in excess of the amount generally available to all salaried employees.
16	Under this scenario, the payments made to Mr. Knotts are not subject to the excise tax and no gross up is necessary.

40    R.R. DONNELLEY & SONS COMPANY

2014 NOTICE OF MEETING AND PROXY STATEMENT

Potential Payments Upon Termination or Change in Control (continued)

Mr. Leib, the Company’s executive vice president and chief financial officer would be entitled to the following:

	Resignation for Good Reason or Termination Without Cause($)		Resignation for other than Good Reason or Termination With Cause($)	Resignation for Good Reason or Termination Without Cause after Change in Control($)		Change in Control($)		Disability($)		Death($)
Cash:
Base Salary	900,000	(1)	0	900,000	(1)	0		—	(2)	—
Bonus	1,350,000	(1)	0	1,350,000	(1)	0		—	(3)	—	(3)
Deferred Cash	167,009	(4)	0	800,000	(5)	800,000	(5)	167,009	(4)	167,009	(4)
Equity:
Restricted Share Units(6)	3,118,050		0	3,118,050	(7)	3,118,050	(7)	3,118,050	(8)	3,118,050	(8)
Performance Share Units(6)	—	(9)	0	709,800	(10)	709,800	(10)	709,800	(11)	709,800	(11)
Benefits and Perquisites:(12)
Post-Termination Health Care	—		0	—		0		—		—
Supplemental Life Insurance	—		—	—		0		—		—
Supplemental Disability Insurance	—		—	—		0		2,650,005	(13)	—
Total:	5,535,059		0	6,877,850		4,627,850		6,644,864		3,994,859

1	Mr. Leib is entitled to 1.5x base salary and 1.5x target annual bonus as if all targets and objectives had been met, paid over the applicable severance period.
2	Mr. Leib is entitled to the same 60% of base salary until age 65 with a maximum $10,000 per month that is generally available to all salaried employees upon disability.
3	Pursuant to the terms of the Company’s MBO Plan, Mr. Leib is entitled to his pro-rated annual bonus for the year in which the disability or death occurs, payable at the same time as and to the extent that all other annual bonuses are paid which are the same terms generally available to all salaried employees who participate in the plan.
4	A pro-rated portion of a cash retention award (the “2013 Cash Retention Award”) awarded under the 2012 PIP in March 2013 and vesting on the fourth anniversary of the grant date would vest and become payable pursuant to the terms of the award.
5	Assuming a Change in Control on December 31, 2013, the 2013 Cash Retention Award would fully vest and become payable pursuant to the terms of the award.
6	Assumes price per share of $20.28 on December 31, 2013.
7	All unvested equity awards held by Mr. Leib will vest immediately upon a Change in Control (as defined in the applicable Performance Incentive Plan) under the terms of such Performance Incentive Plan.
8	All unvested equity awards held by Mr. Leib will immediately vest upon disability or death pursuant to the terms of the applicable award agreements.
9	Upon this type of termination, the PSUs would vest and be payable, if at all, on the same terms and conditions that would have applied had Mr. Leib’s employment not been terminated (i.e., performance measured on December 31, 2015).
10	Per the terms of the PSU award agreement, upon the acceleration date associated with a Change in Control, 50% of the PSUs would vest and become payable assuming target performance (100%), or, if greater, based on actual performance at the acceleration date. The table assumes that a Change in Control occurred on December 31, 2013 and vesting and payment of the PSUs at 100% based on actual performance at such date in connection with such event.
11	Upon death or disability, 50% of the PSUs vest and become payable assuming target performance (100%), or, if greater, based on actual performance at the date of death or disability. The table assumes such event occurred on December 31, 2013 and vesting and payment of the PSUs at 100% based on actual performance at such date in connection with such event.
12	Except as disclosed, Mr. Leib receives the same benefits that are generally available to all salaried employees upon death or disability.
13	Represents benefits payable under a supplemental disability insurance policy maintained by the Company for the benefit of Mr. Leib in excess of the amount generally available to all salaried employees.

R.R. DONNELLEY & SONS COMPANY    41

2014 NOTICE OF MEETING AND PROXY STATEMENT

Director Compensation

Equity-Based Compensation

Each non-employee director receives a $5,000 cash meeting fee for each meeting of the board attended in person or telephonically as well as an annual retainer fee paid in restricted share units as set forth below. Director restricted share units vest in equal portions over three years from the date of grant with the opportunity to defer vesting of any tranche of restricted share units until termination of service on the Board. In the event of termination of service on the Board prior to a vesting date, all restricted share units will vest. Dividend equivalents on the awards are deferred (credited with interest quarterly at the same rate as five-year U.S. government bonds) and paid out in cash with the corresponding restricted share units. Each director receives annually a restricted share unit grant, the fair market value of which is $220,000, as a base retainer for serving as a director. A director will also receive, as applicable, the following annual awards of a restricted share unit grant with a fair market value of:

—	$35,000, for serving as the chairman of the audit committee;
—	$20,000, for serving as chairman of any other committee;
—	$20,000, for serving as a member of the audit committee other than the chairman; or
—	$150,000, for serving as chairman of the board of directors.

Fair market value is defined as the closing price of the Company’s stock on the date of grant.

In addition, in 2013 Mr. Crandall received a cash fee for extra time spent on behalf of the Board in a supervisory role with respect to an ongoing strategic project undertaken by management.

Pension

Under the Wallace Computer Services Directors Pension Plan, Messrs. Pope and Riordan will receive quarterly payments of $6,250 starting at the later of age 60 or termination of service on the board and continuing until the balance in such director’s pension account has been paid out. As of December 31, 2013, Messrs. Pope and Riordan had a balance of $175,000 and $41,688, respectively. No other director will receive payments under this plan.

Benefits

Non-employee directors may also elect to participate in the Company’s medical benefit plans. Any director who so elects pays the full cost of participation as if such director were a retiree of the Company.

42    R.R. DONNELLEY & SONS COMPANY

2014 NOTICE OF MEETING AND PROXY STATEMENT

Directors Compensation (continued)

2013 Non-Employee Director Compensation Table

Directors who are our employees receive no additional fee for service as a director. Non-employee directors receive compensation as described above.

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(2)	All Other Compensation ($)(3)		Total ($)
Susan Cameron	70,000		240,000	473		310,473
Lee Chaden	60,000		240,000	473		300,473
Richard Crandall	240,000	(4)	220,000	426		460,426
Susan Gianinno(5)	25,000		199,237	38		224,275
Judith Hamilton	70,000		240,000	13,392	(6)	323,392
Jeffrey Katz(5)	20,000		199,237	38		219,275
Richard Palmer	50,000		240,000	120		290,120
John Pope	65,000		255,000	25,200	(7)	345,200
Michael Riordan	70,000		240,000	13,486	(7)	323,486
Oliver Sockwell	65,000		220,000	13,300	(6)	298,300
Stephen Wolf	70,000		370,000	18,916	(6)	458,916

1	The Non-Employee Director Compensation Plan provides that each director receives $5,000 for each meeting of the Board attended in person or telephonically.
2	The amounts shown in this column constitute restricted share units granted under the Company’s 2012 PIP awarded as payment of non-employee director annual retainer and fees for serving as chairperson of the board or committees calculated as set forth above under Equity-Based Compensation. Grant date fair value with respect to the restricted share units is determined in accordance with ASC Topic 718. See Note 17 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2013 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to ASC Topic 718. As of December 31, 2013, each director had outstanding the following aggregate number of restricted share units: Ms. Cameron, 38,515; Mr. Chaden, 38,515; Mr. Crandall, 40,836; Ms. Gianinno, 12,788; Ms. Hamilton, 59,101; Mr. Katz, 12,788; Mr. Palmer, 25,359; Mr. Pope, 60,640; Mr. Riordan 107,226; Mr. Sockwell, 91,263 and Mr. Wolf, 178,503.
3	Includes interest accrued on dividend equivalents on restricted share awards credited to each directors’ account.
4	Includes $170,000 paid to Mr. Crandall for extra time spent on behalf of the Board in a supervisory role with respect to an ongoing strategic project undertaken by management.
5	Ms. Gianinno and Mr. Katz joined the Board of Directors effective July 23, 2013.
6	Includes dividends on phantom shares under the Company’s Policy on Retirement Benefits, Phantom Stock Grants and Stock Options for Directors, credited as additional phantom shares, in the following amounts: Ms. Hamilton, $10,569; Mr. Sockwell, $8,760 and Mr. Wolf, $10,797. As of December 31, 2013, the following directors had outstanding the following aggregate numbers of phantom shares: Ms. Hamilton, 10,592 phantom shares; Mr. Sockwell, 8,779 phantom shares and Mr. Wolf, 10,821 phantom shares. The phantom shares are fully vested.
7	Includes dividends paid and interest accrued on amounts held in the directors’ account under the Wallace Corporation Director Compensation Plan pursuant to which the directors retainer fees were credited as shares of stock in Company maintained accounts, similar to phantom stock, in the following amounts: Mr. Pope, $22,377 and Mr. Riordan, $8,493. Dividends paid and interest accrued on these shares are accrued and credited as additional shares on December 31 of each year. In 2013, there were 1,123 and 426 shares credited to Mr. Pope’s and Mr. Riordan’s accounts, respectively, with a total balance of 22,322 and 8,472 shares, respectively.

R.R. DONNELLEY & SONS COMPANY    43

2014 NOTICE OF MEETING AND PROXY STATEMENT

Certain Transactions

The Company has a written policy relating to approval or ratification of all transactions involving an amount in excess of $120,000 in which the Company is a participant and in which a related person has or will have a direct or indirect material interest, including without limitation any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships, subject to certain enumerated exclusions. Under the policy, such related person transactions must be approved or ratified by (i) the Governance, Responsibility & Technology Committee or (ii) if the Governance, Responsibility & Technology Committee determines that the approval or ratification of such transaction should be considered by all of the disinterested members of the Board, such disinterested members of the Board by a majority vote. Related persons include any of our directors or certain executive officers, certain of our shareholders and their immediate family members.

In considering whether to approve or ratify any related person transaction, the Governance, Responsibility & Technology Committee or such disinterested directors, as applicable, may consider all factors that they deem relevant to the transaction, including, but not limited to, the size of the transaction and the amount payable to or receivable from a related person, the nature of the interest of the related person in the transaction, whether the transaction may involve a conflict of interest; and whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

To identify related person transactions, at least once a year all directors and executive officers of the Company are required to complete questionnaires seeking, among other things, disclosure with respect to such transactions of which such director or executive officer may be aware. In addition, each executive officer of the Company is required to advise the Chairman of the Governance, Responsibility & Technology Committee of any related person transaction of which he or she becomes aware.

Section 16(a) Beneficial Ownership

Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of the common stock of the Company, to file with the Securities and Exchange Commission reports of ownership of company securities and changes in reported ownership. Officers, directors and greater than ten percent shareholders are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on a review of the copies of such forms furnished to the Company, or written representations from the reporting persons that no Form 5 was required, the Company believes that during 2013 all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with.

44    R.R. DONNELLEY & SONS COMPANY

2014 NOTICE OF MEETING AND PROXY STATEMENT

Report of the Audit Committee

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2013. The Audit Committee has discussed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, the matters required to be discussed by PCAOB AU 380 (Communications with Audit Committees), including its judgments as to the quality of the Company’s financial reporting. The Audit Committee has received from the independent registered public accounting firm written disclosures and a letter as required by applicable requirements of the Public Company Accounting Oversight Board and discussed with the independent registered public accounting firm its independence from management and the Company. In considering the independence of the Company’s independent registered public accounting firm, the Audit Committee took into consideration the amount and nature of the fees paid to the firm for non-audit services, as described below.

During the course of the fiscal year ended December 31, 2013, management completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations.

In reliance on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the year-end audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the Securities and Exchange Commission.

The Audit Committee

John C. Pope, Chairman

Susan M. Cameron

Lee A. Chaden

Richard K. Palmer

The Company’s Independent Registered

Public Accounting Firm

Fees

Audit Fees — Deloitte & Touche LLP (Deloitte) was the Company’s independent registered public accounting firm for the years ended December 31, 2013 and 2012. Total fees paid to Deloitte for audit services rendered during 2013 and 2012 were $8,084,000 and $8,333,000, respectively.

Audit-Related Fees — Total fees paid to Deloitte for audit-related services rendered during 2013 and 2012 were $641,000 and $146,000, respectively, primarily related to acquisition diligence services in both years.

Tax Fees — Total fees paid to Deloitte for tax services rendered during 2013 and 2012 were $86,000 and $86,000, respectively, primarily related to international tax compliance in both years.

All Other Fees — No other fees were paid to Deloitte for any other services rendered during 2013 and 2012.

Audit Committee Pre-Approval Policy — The Audit Committee has policies and procedures that require the approval by the Audit Committee of all services performed by, and as necessary, fees paid to,

the Company’s independent registered public accounting firm. The Audit Committee approves the proposed services, including the scope of services contemplated and the related fees, associated with the current year audit. In addition, Audit Committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees pre-approved by the Audit Committee. The Audit Committee pre-approves, up to an aggregate dollar amount and individual dollar amount per engagement, certain permitted non-audit services anticipated to be provided by the Company’s independent registered public accounting firm. In the event permitted non-audit service amounts exceed the thresholds established by the pre- approval policy, the Audit Committee must specifically approve such excess amounts. The Audit Committee chairman has the authority to approve any services outside the specific pre-approved non-audit services and must report any such approval at the next meeting of the Audit Committee.

Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided as noted above were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described above.

R.R. DONNELLEY & SONS COMPANY    45

2014 NOTICE OF MEETING AND PROXY STATEMENT

Submitting Stockholder Proposals and

Nominations for 2015 Annual Meeting

Any proposals that stockholders wish to present at the 2015 Annual Meeting must be received by December 16, 2014 in order to be considered for inclusion in the Company’s proxy materials. The 2015 Annual Meeting is currently scheduled to be held on May 21, 2015.

A stockholder wishing to nominate a candidate for election to the Board, or make a proposal at the 2015 Annual Meeting that will not be considered for inclusion in the Company’s proxy materials, is required to give appropriate written notice to the Secretary of the Company, which must be received by the Company between 60 to 90 days before the meeting. If notice or public announcement of the meeting date comes less than 75 days before the meeting, stockholders are allowed to submit a notice of nomination or proposal within ten days after the meeting date is announced.

A nomination or proposal that does not supply adequate information about the nominee or proposal and the stockholder making the nomination or proposal will be disregarded. All proposals or nominations should be addressed to: Secretary, R.R. Donnelley & Sons Company, 111 South Wacker Drive, Chicago, Illinois 60606-4301.

Discretionary Voting of Proxies on Other Matters

The Company’s management does not currently intend to bring any proposals to the 2014 Annual Meeting other than the election of directors, the advisory vote to approve executive compensation and ratification of the auditors and does not expect any stockholder proposals. If new proposals requiring a vote of the stockholders are brought before the meeting in a proper manner, the persons named in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.

By order of the Board of Directors

Suzanne S. Bettman, Secretary

Chicago, Illinois, April 15, 2014

46    R.R. DONNELLEY & SONS COMPANY

GLOBAL PRODUCTS AND SERVICES

- books
- business communication services
- business process outsourcing
- catalogs
- commercial print
- content creation, management and distribution
- content marketing
- creative services
- digital print, kitting and fulfillment
- digital solutions
- direct mail
- directories
- document outsourcing and management
- financial printing and communications
- forms
- global packaging solutions
- global print management
- labels
- language solutions
- logistics services
- magazines
- NFC, RFID, QR codes and barcoding
- office products
- proprietary digital print technologies
- retail inserts
- supply chain management solutions

60,000 customers
across **4** continents
in **37** countries

100% of the Fortune 100
97% of the Fortune 500
95% of the Fortune 1000

Integrated Communication Services Provider

Trust. Integrity. Reliability.

RR DONNELLEY

www.rrdonnelley.com
Copyright © 2014 R.R. Donnelley & Sons Company.
All rights reserved.

FSC www.fsc.org
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Paper from responsible sources
FSC® C101537

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Admission Ticket
Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 22, 2014 (except as otherwise set forth in this Proxy).

Vote by Internet
• Go to www.investorvote.com/RRD
OR
• Scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Election of Directors — The Board of Directors recommends a vote FOR the listed nominees.

1. Nominees:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
01 - Thomas J. Quinlan III	☐	☐	☐	02 - Susan M. Cameron	☐	☐	☐	03 - Richard L. Crandall	☐	☐	☐

04 - Susan M. Gianinno	☐	☐	☐	05 - Judith H. Hamilton	☐	☐	☐	06 - Jeffrey M. Katz	☐	☐	☐

07 - Richard K. Palmer	☐	☐	☐	08 - John C. Pope	☐	☐	☐	09 - Michael T. Riordan	☐	☐	☐

10 - Oliver R. Sockwell	☐	☐	☐

B Proposals — The Board of Directors recommends a vote FOR Proposal 2 and FOR Proposal 3.

	For	Against	Abstain
2. Advisory Vote to Approve Executive Compensation.	☐	☐	☐

3. Ratification of Independent Registered Public Accounting Firm.	☐	☐	☐

C Non-Voting Items
Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

¢	1 U P X	+

01TJVB

Admission Ticket

R.R. Donnelley & Sons Company

2014 Annual Meeting of Stockholders

Thursday, May 22, 2014 at 9:00 a.m. (Central Time)

The University of Chicago Gleacher Center

450 North Cityfront Plaza Drive

Chicago, Illinois 60611

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

This ticket admits the named stockholder(s). Photocopies will not be accepted.

You may be asked for identification at the time of admission.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — R.R. Donnelley & Sons Company	+

This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting on May 22, 2014

The undersigned hereby appoints Daniel N. Leib and Suzanne S. Bettman, or any of them, proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of R.R. Donnelley & Sons Company to be held on May 22, 2014, at 9:00 a.m., Central time, and at any adjournments thereof, and to vote as specified in this Proxy all the shares of stock of the Company which the undersigned would be entitled to vote if personally present.

Please indicate your vote with respect to the election of Directors and the other proposals on the reverse. Nominees for Directors are: (01) Thomas J. Quinlan III, (02) Susan M. Cameron, (03) Richard L. Crandall, (04) Susan M. Gianinno, (05) Judith H. Hamilton, (06) Jeffrey M. Katz, (07) Richard K. Palmer, (08) John C. Pope, (09) Michael T. Riordan and (10) Oliver R. Sockwell.

This Proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this Proxy will be voted in accordance with the recommendation of the Board of Directors, FOR the listed nominees, FOR Proposal 2 and FOR Proposal 3. Discretion will be used with respect to such other matters as may properly come before the meeting or any adjournment thereof.

This card also provides voting instructions for shares held in the Dividend Reinvestment Plan, shares held for the benefit of RR Donnelley employees in the RR Donnelley Stock Funds in the R.R. Donnelley Savings Plan and the Tax Credit Stock Ownership Plan. Proxies with respect to shares held for the benefit of RR Donnelley employees in the RR Donnelley Stock Funds in the R.R. Donnelley Savings Plan and the Tax Credit Stock Ownership Plan must be received by 1 a.m. Central on May 20, 2014.

Your vote is important! Please sign and date and return promptly in the enclosed postage-paid envelope.

D Authorized Signatures — This section must be completed for your vote to be counted — date and sign below

Please sign exactly as your name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other officer. If a partnership, please sign in partnership name by an authorized person(s).

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A, B AND D ON BOTH SIDES OF THIS CARD.	+